Exhibit 10.3

Business loan agreement
Lloyds TSB
Fixed rate only or Fixed rate followed by Variable rate using funds from European Investment Bank
For lending unregulated under the Consumer Credit Act 1974 to Companies, Sole Traders and Partnerships (including Limited Liability Partnerships) carrying on business in England and Wales and/or Scotland.
Guidance notes
Please write clearly in the white spaces with capital letters or cross the boxes.
Calls may be monitored or recorded in case we need to check we have carried out your instructions correctly and to help improve our quality of service.
We aim to provide the highest level of customer service possible. However if you experience a problem we will always seek to resolve this as quickly and efficiently as possible.
You can request a copy of our “How to voice your concerns” leaflet from your relationship team, business team or any branch. Our complaint procedures are also on our website www.lloydstsb.com
1 Customer details
We
Branch/office name and address
Lloyds TSB Bank plc ☒
Lloyds TSB Scotland plc ☐
3rd Floor, Old Market Square, Nottingham,
Postcode NG1 6FD
[the “Bank”] offer to you, the customer or customers referred to below, a loan on the following terms and conditions.
Where this agreement includes any optional wording (as noted by a box) the wording selected shall apply
Customer (other than Company or Limited Liability Partnership)
Customer’s full name(s)
Customer (if Company or Limited Liability Partnership)
Business name
Molecular Profiles Limited
Registered number
03397582
Business address
8 Orchard Place, Nottingham Business Park, Nottingham,
Postcode NG8 6PX
Continue listing of partners’ names on a separate sheet if necessary.
Business trading name
Business address
Postcode
2 Specific terms and conditions
Amount of the loan [excluding any amounts of interest that will be added to the loan if the agreement provides for this
£ 1,000,000
The proceeds of the loan are to be credited to:
Account name and amount (if not the amount of the loan)
Purpose of the loan
Molecular Profiles Limited
the continuation of your existing EIB loan, reference: 1199A/TM , it was agreed that this amount was to be used for: construction of new office & laboratory (the Project)
Branch sort code
301898
Account number
01056523
The loan is to be borrowed in:
One amount ☐
Several amounts ☒
Account name and amount (if not the amount of the loan)
If borrowed in several amounts each is to be not less than:
£ 10,000
Branch sort code
Account number
although the last amount borrowed may be smaller
If the loan is not borrowed within the period agreed or, as the case may be, on the date agreed, you shall pay to the Bank any costs or losses to the Bank that may arise. These costs and losses are set out in Clause 2.3 of the General Terms and Conditions
The loan must be borrowed on or before
30/12/2012
Unless the Bank agrees otherwise:
a) no borrowing may be made until all the conditions mentioned in Clause 2.1 of the Specific Terms and Conditions have been satisfied, and
b) you will not be entitled to borrow any amount which has not been borrowed by the agreed date.

2 Specific terms and conditions continued
2.1 Preconditions and security
Unless received by the Bank prior to the date on which this agreement is signed by the Bank, the Bank is to receive in form and substance acceptable to the Bank the security (if any) listed in the Security Schedule and the documents, evidence or other requirements of the preconditions (if any) set out in the Preconditions Schedule.
Any security received should be accompanied by such evidence as the Bank may reasonably require to confirm the value of such security and to confirm that such security is fully effective.
2.2 Fees and costs
You shall pay any costs and expenses incurred by the Bank in assessing the loan, in the preparation of this agreement, in the preparation, valuation, taking or release of any guarantee or security at any time, given in connection with this agreement and in connection with the revaluation of any such security from time to time. The Bank will provide you with a written estimate of the amount of any such costs and expenses incurred by the Bank during the term of the loan before such costs are incurred
The following charges shall be paid by you on demand by the Bank. These charges are to be paid even if the loan is not borrowed. If these charges include any estimated costs or fees, such costs or fees are based on the facts known to the Bank at the date the Bank signed this agreement. The actual amount charged to you in respect of these initial costs and expenses may be more or less than the figure(s) quoted.
As mentioned in Clauses 2, 3 & 6 of the General Terms and Conditions, other costs may arise in connection with the loan.
If during any fixed rate period you repay or are required to repay the loan early or in part under Clauses 2.2, 3.4, 5.5 or 6.1 of the General Terms and Conditions or under any Additional Terms and Conditions, you shall pay to the Bank the administration fee and any Break Costs as provided in Clause 2.3 of the General Terms and Conditions and in addition (unless specified otherwise in this agreement) any early repayment charges required by Section 2.6 of the Specific Terms and Conditions.
If during any variable rate period you repay or are required to repay the loan early or in part under Clauses 2.2 or 5.5 of the General Terms and Conditions or under any Additional Terms and Conditions, you shall pay to the Bank (unless specified otherwise in this agreement any early repayment changes required by Section 2.6 of the Specific Terms and Conditions
Arrangement fee
£
Option fee
£
Security costs
Estimated
Actual
£
Valuation fee
Estimated
Actual
£
2.3 Interest
Please cross only one box.
The rate of interest payable on the loan will be.
+ Do not use this option if dealing direct with Treasury/Financial Markets division
‡ Use this option for Treasury/Finance Markets division fixed rate lending.
* Delete as appropriate.
☐ + Fixed Rate,
% per annum
* for the term of the loan/* until
the “Review Date”
☒ ‡Fixed Rate,
1.56%
per annum above the rate (inclusive of regulatory costs - see Clause 3.2 of the General Terms and Conditions) quoted by the Bank at about the time of borrowing
* for the term of the loan/* until
60 months after draw down
the “Review Date”
☐ ‡Fixed Rate,
%
per annum (inclusive of regulatory costs - see Clause 3.2 of the General Terms and Conditions)
* for the term of the loan/* until
the “Review Date”
If a fixed rate is specified above as being applicable to the loan for less than the term of the loan, the role of interest payable on the loan from the Review Date will (unless at any time you request otherwise and the Bank agrees to such request) be:
Base Rate plus
1.95%
per annum, currently
2.45%
per annum in total
2.4 Payment of interest
Please complete only one section.
Interest shall be:
☐ paid by you.
The first interest payment date will be:
After that interest will be paid by you.
Monthly ☐
Quarterly ☐
added to the loan,
The first date interest will be added to the loan is:
After that interest will be added to the loan:
Monthly ☐
Quarterly ☐
☒ paid by you until a certain date and then added to the loan.
The first interest payment date will be:
one month after drawdown
After that interest will be paid by you:
Monthly ☒
Quarterly ☐
The first date interest will be added to the loan is
61 months after draw down
After that interest will be added to the loan:
Monthly ☒
Quarterty ☐

2 Specific terms and conditions
2.4 Payment of interest continued
Interest will also be payable, or as the case may be, added to the loan on the date of final repayment of the loan. Interest for any particular period is calculated on the number of days in that period and a year of 365 days.
Interest is calculated on a daily basis on the amount of the loan from time to time outstanding. The loan may include interest, costs and charges added to the loan account in accordance with the terms of this agreement.
If you fail to pay any amount payable under this agreement when due the rate of interest may be increased in accordance with Clause 6.3 of the General Terms and Conditions.
2.5 Repayment
Please cross the appropriate box(es) to indicate how the loan will be repaid
The loan is repayable in
☐ a single principal instalment on the payment date
Repayment amount
£
Repayment date
☐ consecutive instalments in respect of principal only on the dates and in the amounts set out in the Repayment Schedule. Any amount owing on the final repayment date is to be paid on that date.
Number of instalments
Final repayment date
☒ consecutive instalments commencing on the first repayment date and ending on the final repayment date. Any amount owing on the final repayment date is to be paid on that date.
First repayment date
one months after draw down
* As set out in the repayment Schedule to be Supplied by the Financial Markets Division on the date the loan is drawn.
☒ Monthly
☐ Quarterly
☐ Semi-annually
Repayment type (e.g. principal plus interest)
* principal plus interest
Repayment amount
£ *TBC
Number of instalments
60
Final repayment date
☒ consecutive instalments of principal and interest commencing on the First repayment date and ending on the final repayment date. The amounts will vary with changes in interest and the number of days in the charging period.
First repayment date
61 months after draw down
Monthly ☒
Quarterly ☐
Number of instalments
116
Final repayment date
176 months after draw down
☐ consecutive instalments representing principal and interest. If the interest on the loan is at any time to be calculated with reference to Base Rate you should note that variations in such rate after the date on which this agreement is signed by the Bank may affect either or both of the instalment amount and the term of the loan. Please see Clause 2.4 of the General Terms and Conditions for further details. At the date on which this agreement is signed by the Bank it is expected that final repayment of the loan will be made by the final repayment date.
First repayment date
Monthly ☐
Quarterly ☐
Repayment amount
£
Number of instalments
Final repayment date
2.6 Early repayment charges
Note: If you make an early repayment during any fixed rate period, an administration fee and Break Cost under Clause 2.3 of the General Terms and Conditions of this agreement may be payable irrespective of whether an early repayment charge applies.
Is an early repayment charge payable? Yes ☐ No ☒
(For loans with a term of 5 years or less from the date the loan is first borrowed)
On the date of each early repayment, you shall pay to the Bank an early repayment charge equal to 1% of the amount then being repaid.
(For loans with a term of over 5 years from the date the loan is first borrowed)
On the date of each early repayment made on or before the date which is 5 years after the date the loan is first borrowed, you shall pay to the Bank an early repayment charge equal to 1% of the amount then being repaid.
2.7 Period of offer
This agreement shall come into effect only if the Bank receives from you and finds in order a signed copy of this agreement on or before:
Date
03/02/2012

3 The schedules
Preconditions Schedule
The Bank has received in form and substance acceptable to it a full appraisal of the Project, including a detailed cashflow of the projected cost. The appraisal is to be prepared by a party acceptable to the Bank and is to show no issues of concern to the Bank.
The Bank has received your written instruction for the loan monies to be placed in an account with the Bank and between the following parties: Molecular Profiles Limited, Nominated Signatory from Three Sixty Project Management Limited and a Representative of the Quantity Surveyor (to be) nominated on behalf of Wilson Bowden.
The Bank has received such evidence as it may require to confirm that no less than £500,000 of your own moneys to be spent towards the Project has been placed into an account with the Bank and between the following parties: Molecular Profiles Limited, Nominated Signatory from Three Sixty Project Management Limited and a Representative of the Quantity Surveyor (to be) nominated on behalf of Wilson Bowden.
Security Schedule
An unlimited debenture from Molecular Profiles Limited, and
A first legal charge from Molecular Profiles Limited over the freehold land and buildings at 8 Orchard Place, Nottingham Business Park, Nottingham, NG8 6PX.
Repayment Schedule
Date
Amount
Date
Amount

4 General terms and conditions
Use of Loan Proceeds
1.1 You confirm that you will use the loan exclusively for the purposes specified in the Specific Terms and Conditions.
Payment
2.1 You will repay the loan on the dates, and in the manner set out in the Specific Terms and Conditions. If the full amount of the loan is not borrowed the amounts of the instalments detailed will reduce accordingly.
2 .2 When interest is charged at a variable rate, you may at any time after giving at least 5 business days notice to the Bank repay the whole or part of the loan early. Unless the whole loan is repaid, each early repayment must be of at least £2000. You cannot redraw any amount you have paid off. Where part of the loan is repaid early, the Bank will decide how to apply the early repayment, either by (of reducing subsequent repayments proportionately or (b) applying the early repayment to the then latest scheduled repayment instalments so as to reduce the term of the loan.
When interest is charged at a fixed rate, you may at any time after giving at least 5 business days notice to the Bank repay the whole or part of the loan early together with any amount that may be payable pursuant to Clause 2.3 below. Unless the whole loan is repaid, each early repayment must be of at least £5000. You cannot redraw any amount you have paid off. Where part of the loan is repaid early, the Bank will decide how to apply the early repayment, either by (a) reducing subsequent repayments proportionately or (b) applying the early repayment to the then latest scheduled repayment instalments so as to reduce the term of the loan.
2.3 The fixed rate of interest will protect you against the risk of an increase in interest rates during the time the fixed rate applies. The Bank, however, also needs to be, protected if you repay the loan early or for any reason you do not borrow the loan in full within the period or, as the case may be, on the date agreed, and owing to a fall in interest rates the Bank is not able to re-lend at the same interest rate as for the loan.
You, therefore, agree that, if interest on the loan is to be payable at a fixed rate of interest during any part of its term and (i) for any reason you do not borrow the loan in full within the period or, as the case may be, on the date agreed, or (ii) on any day during any fixed rate period you repay the loan early in whole or in part or are required (pursuant to the terms of this agreement to repay the loan early(the date referred to in (i) or, as the case may be, (ii) above being hereinafter referred to as the “Break Date”) you will pay to the Bank on the Break Date the Break Cast and, if the fixed rate of interest is or was provided by the Bank’s Treasury/Financial Markets division, you will also pay to the Bank an administration fee of £250. If this agreement is a Regulated Mortgage Contract, the maximum amount of Break Cost you will pay will not exceed the amount borrowed under this agreement
For the purposes of this agreement, the “Break Cost” is the amount by which:
(a) the gross interest which the Bank would have been entitled to receive on the amount not borrowed or, as the case may be, on the amount repaid early (had the loan been drawn in full and repaid in accordance with the originally agreed repayment structure) for the period from the Break Date to the last day of the fixed rate period less any amount payable in respect of the interest margin chargeable by the Bank, exceeds:
(b) the interest which the Bank would be able to obtain by placing an amount equal to the amount not borrowed or, as the case may be, the amount repaid early on deposit with a leading bank in the London Interbank market for the period from the Break Date to the last day of the fixed rate period and with the same repayment structure as agreed for the loan.
The Bank will certify (such certificate to be conclusive in the absence of fraud or manifest error) to you the Break Cost.
No Break Cost will be payable by you if you have entered into an option with the Bank and have paid the Option fee set out in the Fees and costs of the Specific Terms and Conditions and for any reason you do not borrow the loan in full within the period or, as the case may be, on the date agreed.
2.4 If the repayment details set out in the Specific Terms and Conditions make specific reference to this Clause:
(a) the Bank may (but is under no obligation) at any time after giving you at least 30 days’ written notice vary the repayment instalment amount to reflect any change in the rate of interest applicable to the loan, and
b) the Bank may, if changes in the rate of interest applicable to the loan are not taken into account by variations in the repayment instalment amount or if for any reason any amount remains owing to the Bank on the anticipated final repayment date, require you to continue the repayment instalments as set out in the Specific Terms and Conditions until such time as all amounts owing under and in connection with this agreement have been repaid in full.
2.5 Where the amount of the loan specified in Section 2 of the Specific Terms and Conditions does not exceed £25,000:
(a) the requirement to give at least 5 business days, notice to the Bank to make early repayment of all or any part of the loan and the minimum amount in respect thereof of £2,000 which applies when interest is charged at a variable rate, and the minimum amount of £5,000 in respect of early repayment of all or any part of the loan which applies when interest is charged at a fixed rate, each as set out in Clause 2.2 above, shall not apply and
(b) no administration fee or Break Cost as referred to in Clause 2.3 above will be payable.
2.6 Without prejudice to the Bank’s rights expressed in Clause 6.1 of the General Terms and Conditions, if you fail to pay an instalment in full and on time, and any part of that amount has not been paid by the time the Bank calculates your next instalment amount, the Bank may (at its discretion):
(a) increase the amount of that next instalment and each of your remaining regular instalments proportionally to ensure that the full balance of the loan is repaid within the agreed term,
(b) extend the term of the loan; or
(c) increase the amount of your final instalment
2.7 The Bank will apply any payments it receives from you against any interest before any other amounts on your account, including the outstanding principal of the loan. This will not apply to payments made specifically for fees and/or charges or where the Bank collects the interest and principal that make up your repayment from separate accounts.
2.8 All payments to be made by you shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
Increased Costs and Changes In Circumstances
3.1 In running its business the Bank and any holding company of the Bank each has to comply with certain regulations and requirements laid down by regulatory and other official organisations or bodies as well as the law generally. The rate of interest quoted in the Specific Terms and Conditions has been set in the light of how this affects the cost (to the Bank and any such holding company) of the Bank funding, agreeing to make or of making the loan available at the time the Bank signed this agreement. If, as a result of any new laws, regulations or requirements or any changes in existing ones, such cost is increased the Bank may increase the rate of interest charged on the loan to compensate for that extra cost. The Bank will advise you in writing within 30 days of such increase taking effect.
3.2 If the rate of interest specified in the specific terms and conditions is stated as including regulatory costs, it includes the cost to the Bank at the time the Bank signed this agreement in funding, agreeing to make and making the loan available that results from complying with the liquidity, monetary control, prudential requirements and supervisory charge requirements of the Bank of England, the Financial Services Authority and any other regulatory authority. Regulatory costs may vary from time to time and any such variation may result in the Bank changing the rate of interest payable on the loan. The Bank will determine the regulatory costs on each date interest on the loan is due to be paid and, if in the Bank’s opinion there is then a material difference (either up or down) in regulatory costs it will advise you in writing within 30 days of any change of the new rate of interest then to apply to the loan.
3.3 The Base Rate may change from time to time. If so, the Bank will tell you about the change by putting notices in a selection of national newspapers, and its branches within three business days of the change. The Bank will also update its website and interest rate helpline within three business days of a Base Rate change taking effect.
3.4 (a) The Bank can change any term of this agreement at any time:
(i) if the change is to your advantage,
(ii) to reflect changes in law, codes of practice which apply to the Bank or the way the Bank is regulated; or
(iii) to reflect any changes the Bank makes to its systems or processes.
(b) If Clause 3.4(a) above permits the Bank to make any change, the Bank will left you personally at least 30 days before the Bank makes a change to your disadvantage (other than a change to the Base Rate, which will be made in accordance with Clause 3.3 above). If you close or change your account within 60 days of the Bank telling you about this change and repay the outstanding balance, the Bank will not charge you extra to do so. Where interest is charged at a fixed rate, any costs or losses to the Bank arising under Clause 2-3 above may be payable. However you will not be required to pay any early repayment charges under Section 2.6 of the Specific Terms and Conditions.
(c) The Bank can make any other changes straight away by telling you personally or by putting notices in a selection of national newspapers, in its branches or on its website within the next 30 days.
(d) When the Bank tells you personally about a change it will do so by letter, e-mail, text, statement inserts or messages or in any other way which is sent to you individually.
Representations
4.1 You represent that:
(a) all action required or necessary to authorise the execution of this agreement and the performance of your obligations under and in connection with this agreement has been taken and neither the execution at this agreement nor the performance of your obligations will constitute or result in any breach of any agreement, law, requirement or regulation,
(b) no material litigation, administrative or judicial proceedings are presently pending or threatened against you or your business or on your ability to meet your obligations under or in connection with this agreement or any security document given in connection with this agreement,
(c) there has been no material adverse change in the financial condition of your business since the date of the financial statement received by the Bank prior to the date on which this agreement is signed by the Bank, and
(d) no Event of Default (as described in Clause 6.1 below) has occurred and is continuing or will occur as the result of a borrowing under this agreement and no circumstance has occurred which, with the giving of notice or the passing of time, could become or cause an Event of Default.
4.2 You shall be deemed to repeat the above representations on each day (with reference to the facts and circumstances then existing) prior to borrowing the loan and thereafter until all amounts payable to the Bank under this agreement have been paid.
5 Undertakings
Prior to drawdown of the loan and thereafter until all amounts payable to the Bank under this agreement have been paid.
5.1 you shall not:
(a) without the Bank’s consent create or allow to be in place any mortgage, charge or other security interest or encumbrance over the whole or any part of your business or any of the property, income or other assets of your business or enter into any transaction which in the Bank’s opinion has a similar effect, or factor or assign any debts,
(b) sell, lease or otherwise dispose or attempt to dispose of the whole or any part of your business or any of the property, income or other assets of your business other than for a full and fair value (save that no such sale, lease or other disposal may be made or entered into (i) if it would breach the terms of any security document given to the Bank, or (ii) in respect of any undertaking, property, revenue or asset over which the Bank then has a fixed charge or fixed security interest).
(c) significantly change the nature of your business as it is now conducted, or
(d) in the case of a Company or a Limited Liability Partnership, allow any subsidiary to do any of the above.

4 General terms and conditions continued
5.2 you shall promptly provide the Bank with copies of any financial information that the Bank may from time to time reasonably request, including but not limited to;
(a) copies of your financial statement within 180 days of the end of each financial year, and
(b) copies of your periodic management accounts of such intervals as the Bank may require in a form acceptable to the Bank within 30 days of the end of the period to which they relate. The Bank may at its option require such management accounts to incorporate an age-analysis of debtors, a schedule of all tenancies (if any) of any property held by the Bank as security at the date of the accounts, and/or a breakdown of stock in trade.
5.3 you shall maintain with reputable underwriters or insurance companies adequate insurance on and over your business and the assets of your business, such insurance to be against such risks and to the extent usual for persons carrying on a business such as that carried on by you and, from time to time upon request of the Bank, you shall furnish the Bank with evidence of such Insurance.
5.4 If you have taken out a general insurance policy in connection with the loan, the Bank will hold any money the Bank receives in relation to the insurance including any claims payments paid to the Bank by the Insured in its capacity as a bank approved by the Financial Services Authority, rather than as a trustee for you (or in Scotland as on agent for you), and the Financial Services Authority’s client money rules do not apply to the money so held. Any insurance benefits the Bank receives from your insurance company, relating to the repayment of the loan, will be used towards paying off what you owe in this agreement.
5.5 If the ratio of the loan to the value of the security given to the Bank is at any time higher than that applicable on the date this agreement was signed by the Bank and unless any specific requirement is set out in any Additional Terms and Conditions added to this agreement (which requirement shall take precedence over this Clause) you agree promptly to:
(a) reduce the loan (in accordance with Clause 2 above including paying any costs or losses to the Bank arising under Clause 2.3 above and any early repayment charges it required under Section 2.6 of the Specific Terms and Conditions), or
(b) provide the Bank with additional security acceptable to the Bank, and
(c) provide such evidence as the Bank may from time to time require to confirm the value of such security and to confirm that the security remains effective.
The Bank may have the security given to it revalued at any time during the term of the loan where, for example, the Bank needs to meet any regulatory requirements or to check that the value continues to be adequate security for repayment of the loan. You will pay the cost incurred by the Bank (acting reasonably) for each revolution.
5.6 you shall conform at all times with all applicable EU and national laws including, but not limited to, environmental laws (as defined in Clause 7.16 below).
5.7 you shall, from time to time and upon reasonable notice given by the Bank
(following a request made by the European Investment Bank to the Bank), permit any person(s) appointed by the European Investment Bank or any person(s) with appropriate authority from the Court of Auditors at the European Commission to inspect all sites. Installations and works used by you and connected in any way with the purposes specified In the Specific Terms and Conditions, the inspection being for the purpose of ascertaining whether you are using the loan exclusively for those purposes in accordance with the terms and conditions of this agreement, and you shall provide such persons with all necessary assistance and information for such on inspection [the Bank reserves the right to appoint a person to accompany the person appointed by the European Investment Bank or authorised by the European Commission on such an inspection), and
5.8 you shall deliver to the Bank such Information as the European Investment Bank shall reasonably require concerning your activities and general financial position and you hereby agree that the Bank may disclose such information including, but not limited to, the financial statement] to the European Investment Bank.
Default and Termination
6.1 The events listed in (a) to (j) of this Clause 6.1 are called “Events of Default” As soon as an Event of Default happens or at any time thereafter, by giving notice to you, the Bank may cancel any obligations it has to fend money to you and may also make the loan become repayable on demand. When the loan is repayable on demand, you must repay the loan to the Bank together with all interest which has accrued on the loan and any other amounts owing under or in connection with this agreement including any costs and losses arising under Clause 2.3 above but you will not be required to pay any early repayment charges under Section 2.6 of the Specific Terms and Conditions) as soon as the Bank requests you to pay these amounts. The Bank may do this at the time the loan becomes repayable on demand or at any later time.
Events of Default
(a) you fail to pay when due any indebtedness owed by you to the Bank.
(b) you fail to comply with any other obligation or undertaking to the Bank, or with the terms of this agreement or any other agreement with the Bank, or an event of default arises in connection with any other agreement with the Bank,
(c) you fail to pay when due any indebtedness owed by you to another creditor or any of your creditors changes (or obtains the right to change the original date on which that indebtedness is or was due to be paid to an earlier date or a result of your failure to comply with obligations in connection with that Indebtedness.
(d) any representation or statement mode by you to the Bank, whether or not in connection with this agreement, proves to have been incorrect or inaccurate when made or deemed made.
(e) any guarantee, other security or other document or arrangement relied upon by the Bank in connection with the loan ceases to be continuing or ceases to remain fully effective or notice of discontinuance is received by the Bank or if the Bank reasonably believes that the effectiveness of any such document or arrangement is in doubt or If any provision of such document or arrangement Is not complied with for any reason or any favourable tax treatment afforded to any pension policy or to any life policy held by or charged to the Bank ceases to be available.
(f) In the case of a Company or a Limited Liability Partnership:
(i) any person with a legal claim takes possession or a receiver, administrator, custodian, trustee, liquidator or similar official is appointed of the whole or any part of your business or of any of the assets of your business or an administration application is presented or made for the making of an administration order or a notice of intention to appoint on administrator is issued by you or your directors or (in the case of a Limited Liability Partnership) your members or by the holder of a qualifying floating charge or notice of appointment of an administrator is filed by any person with the court or a Judgment, decree or diligence Is made or granted against you,
(ii) proceedings are commenced or a petition is presented or an order is made or a resolution is passed for your winding up or you are or become insolvent,
(iii) you stop or threaten to stop payment of your debts generally or you are deemed by law unable to pay your debts or you or your directors or (in the case of a Limited Liability Partnership) your members convene or become obliged to convene a meeting of shareholders, members or creditors with a view to winding up or an application is made in connection with a moratorium or a proposal to creditors for a voluntary arrangement is made by you or you take any action (including entering negotiations) with a view to readjustment, rescheduling, forgiveness or deferred of any part of your indebtedness,
(v) the persons who now control you cease to have such control, or
(v) any of the events set out in this Clause 6.1(f) occur in relation to any parent or subsidiary or any guarantor of or provider of security or the loan or, in the case of any individual that provides any guarantee or other security for the loan, a petition is presented for a bankruptcy or sequestration order against any such individual or any such individual dies or becomes incapable of managing his or her affairs by reason of mental disorder, or any action is taken in any jurisdiction which is similar or analogous to any of these events in respect of you or any of the aforementioned parties. (g) in all other cases
(i) any person with a legal claim takes possession or a receiver.
administrator judicial factor, interim trustee, trustee in sequestration or similar official is appointed of the whole or any part of your business or of any of your business assets or on application or a petition Is presented or made for either on administration or a bankruptcy order against you or a judgment, decree or diligence is made or granted against you,
(ii) a petition is presented or an order is made for your winding up (if you are a partnership) or you resolve either to cease trading or to wind up your business in any way or dissolve such business for any reason,
(iii) you stop or threaten to stop payment of your debts generally or you are deemed by tow unable to pay your debts or on application is made in connection with a moratorium or a proposal to creditors for a voluntary arrangement by you or you take any action (including entering negotiations) with a view to readjustment, rescheduling, forgiveness or deferral of any part of your indebtedness, (iv) you die or become Incapable of managing and administering your property and affairs by reason of mental disorder or (if you are a partnership) there is any change in the membership of partnership, or
(v) any of the events set out in this Clause 6.1(g) occur in relation to any guarantor of or provider of security for the loan or any action is taken In any jurisdiction which is similar or analogous to any of these events in respect of you or any guarantor of or provider of security,
(h) you cease or threaten to cease to carry on your business in the normal course or you fail to maintain or breach any franchise, licence or right necessary to conduct your business or breach any legislation relating to your business, inducing but not limited to any applicable environmental protection laws,
(i) you fail or have failed to disclose to the Bank any important Information that is relevant to the loan or the security required or you undertake or are subject to any action or occurrence which the Bank reasonably believes could place at risk the payment of any amount owing to the Bank, or
(j) you do not have a servicing account
6.2 If any Event of Default happens or anything happens that might reasonably be expected to lead to an Event of Default, you shall inform the Bank Immediately
6.3 If any amount payable to respect of this agreement is not paid when due (including any amount payable under this Clause 6) we may require you to pay interest on that amount at the default rate from the date on which the amount was due until it is paid to the Bank (whether before or after Judgment). Interest, if unpaid, may be added to the amount in default at monthly intervals. The default rate shall be the rate determined by the Bank to be 3% per annum higher than the rate of interest specified in the Specific Terms and Conditions that would normally apply.
6.4 You shall indemnify the Bank against any costs incurred or losses reasonably sustained by the Bank as the result of any Event of Default happening or any failure by you to pay any amount demanded by the Bank as a result of an Event of Default
6.5 You shall also pay any costs and expenses reasonably incurred by the Bank in enforcing or perfecting any security for the loan and in enforcing or preserving its rights under this agreement.
Other
7.1 This agreement (and any non-contractual obligations arising out of or in connection with this agreement) shall be construed and have effect in accordance with the applicable law and is subject to the jurisdiction of the Courts in the jurisdiction of the applicable law. The applicable law will be the laws of England and Wales or the laws of Scotland, it will be the governing law of the country in which the branch or office of the Bank given at the heading of this agreement is situated on the date this agreement is signed by the Bank. The Bank may take action against you in any other jurisdiction where proceedings may be lawfully commenced.

4 General terms and conditions continued
7 2 No delay or omission by the Bank in exercising any of its rights hereunder shall operate or be construed as a waiver, nor shall any single or partial exercise of any such right prevent any other or further exercise of any other right.
7 3 if the loan is to be borrowed, or if any payment becomes due from you, on a day which is not a business day then the amount concerned will be borrowed or, as the case may be, will become payable on the next business day.
7 4 The Bank may use any credit balance there may be an any of your accounts held with the Bank towards payment of any amounts owed by you to the Bank under this agreement without notifying you beforehand, whether such credit balances are in sterling or any other currency or are deposited for fixed or determinable periods
7.5 Unless otherwise agreed by the Bank you shall at all times during the term of this agreement keep a servicing account with the Bank and all amounts from time to time due to the Bank under this agreement may be debited to that account. The Bank recommends that you make sure you have enough funds to meet all such payments as they become due. If you do not maintain such an account with the Bank, the Bank may (without prejudice to its rights under Cause 6.1 above) add to your loan account any interest that is to be paid by you but which is not paid on the date it is due for payment. The Bank may charge interest on any amount so added to the loan account.
7.6 Any security given to the Bank (whether given before the date on which this agreement is signed by the Bank or at any time in the future and whether or not specified in this agreement shall, unless otherwise agreed by the Bank, be security not only for the loan but also for all other moneys and liabilities whether certain or contingent at any time due, owing or incurred by you to the Bank.
7.7 The Bank may sell, assign, transfer, securities or otherwise dispose of in any manner its rights or obligations under this agreement to any other person, or enter into transactions which have the effect of transferring the economic or credit risks and/or rewards of the Bank under this agreement with any other person. You will promptly execute any documents that the Bank may reasonably require to give effect to any such assignment, assignation, transfer, securitisation or other disposal. You may not assign, transfer or otherwise dispose of any of your rights, obligations or benefits under this agreement.
7.8 In the event of, or in connection or contemplation of, a proposed sale, assignment, securitisation, transfer or other disposal of risks and/or rewards of the loan for part of it or sale, assignment, transfer, securitisation or other disposal of any of the Bank’s rights under this agreement the Bank may disclose information about you, your finances and this agreement to any potential purchaser, assignee, transferee, counterparty to an agreement transferring risks and/or rewards, rating agencies, listing authorities, their and our advisers, or any other person to whom the Bank may deem it necessary to disclose such information to in relation to any proposed sale, securitisation, transfer, assignment or transfer of risks and/or rewards,
7.9 You consent to the Bank disclosing information about you, your finances and this agreement to any person providing any security for any of your obligations, and to them giving us information about you
7.10 This agreement and all communications from you to the Bank in connection with this agreement and the loan (all of which are to be sent in writing to the Bank) shall, in the case of a Company or Limited Liability Partnership, be signed an your behalf either in accordance with the mandate given by you to the Bank, or if requested by the Bank, in accordance with a specific resolution of your Board of Directors/Members, or in the case of a partnership, shall be signed by all partners unless otherwise agreed by the Bank, or in all other cases, shall be signed in accordance with the mandate given by you to the Bank.
7.11 Any change to this agreement other than the changes to be made by the Bank as provided in this agreement must be mode in writing and be signed by the contracting parties.
7.12 If the loan is available to more than one person, each and every undertaking and liability of all of you under and in connection with this agreement shall be joint and several and references to you shall mean any one or more of you. Therefore each of you is jointly and separately responsible for complying with the terms and conditions of this agreement and for repaying all the liabilities under this agreement and not just a share of them. The Bank may take action against all or any one of you
7.13 This agreement is for the benefit of the contracting parties only and shall not confer any benefit on or be enforceable by a third party
7.14 The Specific Terms and Conditions and General Terms and Conditions together with any Additional Terms and Conditions attached to this agreement shall be read and construed as one agreement
7.15 In this agreement the following terms shall have the following meanings: the “Bank” includes its successors and assigns.
“Base Rates” means the official bank rate from time to time of Bank of England (or any rate at any time replacing that rate) which will be displayed in the Bank’s branch where your account is held and on the Bank’s website, currently www.lloydstsb.com/business, and may be varied (either up or down) by the Bank of England at any time. “a business day” means a day other than a Saturday or a Sunday on which banks are open for normal business in the jurisdiction of the applicable law “control” shall have the meaning given to it in Section 840 of the Income and Corporation Taxes Act 1906 or any amendment to or restatement of that Act for the time being in force “current account” means your main business current account with the Bank “environment” means the following, in so far as they affect human well-being (a) fauna and flora; (b) soil, water, air, climate and the landscape, and (c) cultural heritage and the built environment “environmental laws” means EU law and national laws and regulations as apply in the jurisdiction of the applicable law referred to in Clause 7.1 above, as well as applicable international treaties, of which a principal objective is the preservation, protection or improvement of the environment “financial statement” means at any particular time the latest balance sheet and profit and loss account of your business together with the notes to both. You must ensure they are audited or signed by an independent accountant if required by law or if reasonably required by the Bank. YOU must also ensure that, unless the Bank allows otherwise (the Bank will not unreasonably withhold or delay its permission), they are prepared on the same basis and (except to the extent necessary to reflect any changes In generally accepted accounting principles) in accordance with the same accounting principles as the latest such balance sheet and profit and loss account received by the Bank prior to the date on which this agreement is signed by the Bank.
“loan” means, of any particular time, the total amount which may be borrowed by you under this agreement or, if appropriate, the total amount which has been debited to the loan account and remains outstanding at such time. The loan may, at any time, include any interest, costs and charges added to the loan account in accordance with this agreement.
“month” means a calendar month.
“parent” and subsidiary” shall have respectively the meaning given to parent undertaking and subsidiary undertaking in Section 1162 of the Companies Act 2006 or any amendment to or restatement of that Act for the time being in force. During any period in which you do not have a subsidiary, all references to your subsidiaries shall be ignored and the relevant text read and construed accordingly. “Regulated Mortgage Contract” means a contract where the loan is provided to on individual (i.e. sole trader or partnership) and the loan is secured by a first legal mortgage on land in the UK where at least 40% of that land is used or is intended to be used as or in the connection with a dwelling by the borrower or a close family member.
“servicing account” means an account through which the Bank channels your and the Bank’s payments under this agreement. You may use your current account with the Bank as your servicing account.
“your business” shall include, in the case of a Company or a limited liability Partnership, the business of your subsidiaries
7.16 The Bank will not be liable for any loss, damage, interruption, delay or non-performance in connection with this agreement to the extent that it is caused by events which are beyond the Bank’s reasonable control which may include for example explosion, terrorism, war, riot or other civil disturbance or failure or interruption of any electronic communications system caused by someone else
7.17 If you do not pay the Bank what you owe under this agreement and the Bank does not require you to pay interest on that amount at the default rate pursuant to Cause 6.3 above and the Bank obtains judgment against you in a court, the Bank may continue to charge interest on the judgment amount at the role specified in Section 2.3 of the Specific Terms and Conditions of this agreement.
7.18 If any term or provision in this agreement shall in whole or in part be held to any extent to be invalid, void, illegal or unenforceable under any enactment or rule of law, that term or provision shall to that extent be deemed not to form part of this agreement and the enforceability of the remainder of this agreement shall not be affected
7.19 You may at any time substitute any property charged to the Bank with alternative property If the alternative property has a value at least equal to the value of the property to be released. When the Bank is satisfied that the alternative security is fully effective, it will discharge the security being substituted. Use of Personal Information and Credit, Fraud and Identification Checks When you apply to open an account, we will check our own records for information on individuals who are Key Account Parties. “Key Account Parties” are individual who are sole traders, proprietors, partners, directors, members, beneficial owners, trustees or other controlling officials of the business or organisation including signatories to the account.
We may also carry out a search through credit reference agencies on these individuals. The credit reference agencies will keep a record of this search and this record may be used by other organisations to verify their identities. We may also check or share information with fraud prevention agencies to prevent fraud and money laundering. When you apply for credit and credit related or other facilities, we may carry out a search through credit reference agencies on you and/or Key Account Parties. The credit reference agencies will keep a record of this search whether or not the application proceeds. A record of the search on personal files will not be made available to other organisations. A record of the search on the business We will be made available to other organisations. We may also check or share Information with fraud prevention agencies to prevent fraud and money laundering
When you have an account with us, we may disclose how you have run your account(s) to credit reference agencies. If you borrow and do not repay in full and on time, we may tell the credit reference agencies. We may make periodic searches of the Lloyds Barking Group records and credit reference agencies to manage your account(s) including to make decisions whether to continue or extend existing credit The Lloyds Banking Group includes us and a number of other companies using brands including Lloyds T50, Halifax and Bank of Scotland, and their associated companies More information on the Lloyds Banking Group can be found at www.lloydsbankinggroup.com.
For these purposes “associated companies” includes Lloyds Banking Group plc and any subsidiary, affiliate or other firm directly or indirectly controlled from time to time by either Lloyds Banking Group plc or us.
We may also check and share information with fraud prevention agencies to prevent fraud and money laundering
If false or Inaccurate information is provided or fraud is suspected, details may be passed to fraud prevention agencies and other relevant agencies.
If you or Key Account Parties ask, we will let you or them which credit reference and fraud prevention agencies we have used so you or they can get a copy of your or their details from these agencies.
This is a condensed guide to the use of your personal and business information by us and at credit reference and fraud prevention agencies. If you would like to read full details of how data may be used, please visit our website at www.lloydslsb.com/commercial/customerdata or contact your relationship manager or relationship team
5 Declaration for exemption relating to businesses (sections 16B and 189(1) and (2) Consumer Credit Act 1974)
Only applicable if you are a sole trader or a partnership of two or three partners or on unincorporated body)
I am/We are* entering this agreement wholly or predominantly for the purposes of a business carried an by me/us* or intended to be carried on by me/us * l/We* understand that I/we* will not have the benefit of the protection and remedies that would be available to me/us* under the Consumer Credit Act 1974 II this agreement were a regulated agreement under that Act
I/We* understand that this declaration does not affect the powers of the court to make an order under section 140B of the Consumer Credit Act 1974 in relation to a credit agreement where it determines that the relationship between the creditor and the debtor is unfair to the debtor
I am/We are* aware that, If I am/we are* in any doubt as to the consequences of the agreement not being regulated by the Consumer Credit Act 1974 I/we should seek independent legal advice.
*Delete as appropriate.

6 Your acceptance
By signing and returning this agreement:
(a) you acknowledge having received, read and understood a copy of this agreement and agree to the Specific: Terms and Conditions and to the General Terms and Conditions set out above and to the attached Additional Terms and Conditions forms numbered
10412-0811
(together “the agreement”), you acknowledge that this agreement comprises all the terms currently applicable to the loan and that no representation made In good faith, warranty or undertaking has been mode by the Bank in connection with the loan which Is not set out In this agreement, and you acknowledge that in deciding to enter into this agreement and to proceed with any transaction or project for which the loan has been sought you hove not received or relied upon any advice given by the Bank.
(b) (if you are a sole trader or a partnership of two or three partners or an unincorporated body) you also acknowledge that you have made a declaration for exemption relating to businesses as set out above.
This agreement creates legal obligations and therefore before signing we recommend that you consider taking independent advice. This may help you understand the potential consequences in the event that things go wrong.
Please note that if interest is to be, or is, payable at a fixed rate and you do not borrow the loan within period agreed or, as the case may be, on the date agreed or, for any reason, you repay early or are required to repay early, the loan or any part of the loan, you will have to compensate the Bank for its costs and losses.
For Company/Limited Liability Partnership
Signed for and on behalf of the customer by:
Director/name (delete as appropriate) Director/ Authorised signatory name (delete as appropriate)
Nikin Patel EMMA GAINFORD
Date 6 January 2012
Signature Signature
/s/ Nikin Patel /s/ EMMA GAINFORD
Date 6.1.12
Pursuant to a Resolution of the board/ members dated
This will be either the date of the account mandate, if an appropriate resolution is contained therein or the date of a specific resolution passed in respect of this agreement.
For Sole Trader/Partnership (other than Limited Liability Partnership)
Signed by
Signature
Date
Print name
Signature
Date
Print name
Signature
Date
Print name
Signature
Date
Print name
For bank use only Manager/Authorized Signatory
Signed for and on behalf of the Bank by : Manager/Authorised name /s/ Leo Magee
Date 6112
Please contact your relationship team or branch if you’d like this in Braille, large print or on audio tape
www.lloydslb.com/business
We accept calls made through RNID Typetalk. Calls may be monitored or recorded in case we need to check we have carried out your instructions correctly and to help improve our quality of service.
Lloyds TSB Commercial is a trading name of Lloyds TSB Bank plc and Lloyds TSB Scotland plc and serves customers with an annual turnover of up to £15M.
Lloyds TSB Bank plc Registered office 25 Gresham Street London EC2V Registered in England and Wales no. 2065 Telephone 020 7626 1500.
Lloyds TSB Scotland plc Registered office Henry Duncan House, 120 George Street, Edinburgh EH2 41H Registered in Scotland no 95237 Telephone 0131 225 4555
Authorised and regulated by the Financial Services Authority under numbers 119278 and 191240 respectively. We subscribe to The Lending Code, copies of the Code can be obtained from www.lendingstandardsabroad.org.uk.
12511-0211

Additional Terms and Conditions Financial Covenants

Please contact your business team or branch if you’d like this in Braille, large print or on audio tape. We accept calls made through RNID Typetalk. Calls may be monitored or recorded in case we need to check we have carried out your instructions correctly and to help improve our quality of service.

When this document has been signed by ☒ Lloyds TSB Bank plc              Lloyds TSB Scotland plc (the “Bank” and Molecular Profiles Limited                      *carrying on business under the name of                      the terms and conditions below marked with an “X” will be added to the terms and conditions set out in the BUSINESS LOAN AGREEMENT which was signed by the Bank on                     (the “Agreement”). These Additional Terms and Conditions shall apply for as long as any moneys are owing to the Bank under the Agreement or the Bank is under any obligation under the Agreement.

The covenants will be tested at the frequency annotated below against (a) each financial statement, if the covenant is marked as being tested annually, and/ or (b) against your management accounts or, if appropriate, against your tenancy schedules, if the covenant is marked as being tested monthly or quarterly For the avoidance of doubt:

(a)	you are required to provide the Bank with sufficient information to enable the Bank to test the covenants. This information is to be provided pursuant to the Agreement, and

(b)	the covenants will be tested for the period of the accounts unless, in the case of a monthly or quarterly test the covenant is also marked as being tested on a rolling 12 months. In this case, each test will be for the 12 month period ending on the test date.

Frequency of Covenant testing
			Monthly	Quarterly	Annually	Rolling 12 months
	CFADS to debt service	CFADS is not at any time to be less than % of the aggregate of the consolidated principal repayments and the consolidated interest paid and payable (whether to the Bank or to any other person,) for the period covered by the accounts.	☐	☐	☐	☐

	EBITDA to debt service	EBITDA is not at any time to be less than % of the aggregate of the consolidated principal repayments and the consolidated interest paid and payable (whether to the Bank or to any other person) for the period covered by the accounts.	☐	☐	☐	☐

	Minimum retained profit	Retained Profit of not less than £ is to be reported in each financial statement (commencing with the financial statement as at			☐

	Interest cover	Your consolidated Profit Before Taxation and interest paid and payable is not at any time to be less than % of the consolidated interest paid and payable (whether to the Bank or to any other person, for the period covered by the accounts	☐	☐	☐	☐

	Gross rental cover	The total Rental Income received by you from all Property is not at any time to be less than % of the aggregate of the principal repayments and the interest paid and payable to the Bank for the period covered by the accounts	☐	☐	☐	☐

	Minimum gross rent	The total rental income received by you from all Property is not for any year to be less than £	☐	☐	☐	☐

Frequency of Covenant testing
				Monthly	Quarterly	Annually
☒	Minimum net worth	Net Worth is at all times to be maintained at not less than £ 4,000,000		☐	☐	☒

	Gearing	Borrowing is not at any time to exceed % of Net Worth		☐	☐	☐

	Good trade debtors cover	Good Book Debts (after taking into account any amounts ranking in priority to amounts owing to the Bank) are not at any time to be less than % of your utilisation of all facilities provided to you by the Bank.		☐	☐	☐

	Loan to value	The total amount owing to the Bank (whether certain or contingent) by you is not at any time to exceed the aggregate of % of the latest valuation received by the Bank of all Property (after taking into account any amounts ranking in priority to amounts owing to the Bank)		☐	☐	☐

*	delete as appropriate

Definitions

Borrowing shall include all your land, if you have any subsidiaries, all of your subsidiaries’) borrowed moneys and all liabilities and indebtedness, whether or not then due, under acceptance credits and hire purchase, instalment credit, factoring, invoice discounting or similar agreements but excluding trade debts and liabilities far the payment of tax. If you are a company or a limited liability partnership, Borrowing shall exclude all loans from your directors or, as the case may be, members.

CFADS (Cash Flow available for Debt Service) means your consolidated Profit Before Taxation and interest paid and payable after adding back depreciation, amortisation of goodwill and other non-cash profit and loss items, plus or minus net movements in working capital, less tax paid, dividends paid and payable or, as the case may be, drawings made available and capital expenditure paid (net of capital expenditure funded by asset disposals and/or hire purchase and/or finance leasing).

EBITDA means your consolidated Profit Before Taxation, depreciation, amortisation of goodwill and of other intangibles and interest paid and payable (but after dividends paid and payable or, as the case may be, after drawings made available).

Good Book Debts means those debts due to you in the normal course of business (over which a charge or security interest has been given to the Bank in a form acceptable to the Bank) but excluding (a) any debts arising from the sale of goods acquired which remain subject to reservation of title, (b) any debts more than 3 months old or considered by you or your auditors (if appropriate) to be irrecoverable, (c) any contract debtors, and (d) any contra or intra-group debts.

Net Worth shall mean at any particular time:

(a) if you are a company or a limited liability partnership the aggregate of the amount paid up on your issued share capital (if you have any) and the consolidated distributable and non-distributable reserves of you and your subsidiaries but (i) after deducting the total of any debit balance on profit and loss account and the book value of goodwill and any other intangible assets, and (ii) excluding any minority interests in subsidiaries and any increase in the valuation of assets subsequent to the date of the financial statement, or

(b) if you are not a company or a limited liability partnership, the net aggregate of all credit balances (after deducting any debit balances) of your Capital Accounts (or the accounts similarly styled in the financial statement which, for the avoidance of doubt, shall not include any loan moneys) less the book value of goodwill and any other intangible assets, excluding any increase in the valuation of assets subsequent to the date of the financial statement but, at the discretion of the Bank, increased to include the amount of (it any undrawn profits, and (ii) any taxation reserves

Profit After Taxation and Profit Before Taxation shall include items of an exceptional nature and shall exclude items of an extraordinary nature unless taken into account at the Bank’s discretion for the purpose of any relevant calculation.

Property means freehold and/or leasehold property (or, if in Scotland, heritable property owned or leased) over which a charge or security interest has been given to the Bank in a form acceptable to the Bank.

Rental Income means income derived from rents and service charges, excluding sums charged in respect of insurance premiums, any statutory charges and any intra-group rental income.

Retained Profit means your consolidated Profit After Taxation and dividends paid and payable (or, as the case may be, after drawings made available) and after deducting any profit attributable to minority interests in subsidiaries and after taking into account any items of an extraordinary nature and any items of an exceptional nature.

Note:	If you do not have any subsidiaries, references in these Additional Terms and Conditions to “subsidiaries” and to “consolidated” shall be ignored and the relevant text shall be read and construed accordingly.

This document creates legal obligations and therefore before signing we recommend that you consider getting independent advice. This may help you in understanding the potential consequences in the event that things go wrong.

For Sole Trader/Partnership (other than Limited Liability Partnership)

Signed by

Print name	Print name

Signature	Signature

Date	Date

Print name	Print name

Signature	Signature

Date	Date

Print name	Print name

Signature	Signature

Date	Date

For Company / Limited Liability Partnership

Signed for and on behalf of

MOLECULAR PROFILES LTD

by	and by

Print name	Print name
NIKIN PATEL	EMMA GAINFORD

Signature	Signature
/s/ Nikin Patel	/s/ Emma Gainford

Date 6 JANUARY 2012	Date 6-1-12

*Director/Member/Authorised Signatory	*Director/Member/Authorised Signatory/Secretary

Pursuant to a resolution of the board/members dated #
Date
Signed for and on behalf of the Bank by

*Manager/Authorised Signatory	* Delete as appropriate.
/s/ Leo Magee	# This will be either the date of the account mandate, if an appropriate resolution is contained therein or the date of a specific resolution passed in respect of the loan.
Date 6-1-12

Lloyds TSB Bank plc Registered Office 25 Gresham Street, London EC2V 7HN Registered in England and Wales, no 2065

Lloyds TSB Scotland plc Registered Office Henry Duncan House, 120 George Street, Edinburgh EH2 4LH Registered in Scotland, no 95237

Authorised and regulated by the Financial Services Authority under numbers 119278 and 191240 respectively.

Licensed under the Consumer Credit Act 1974 under registration numbers 0004685 and 0198797 respectively

10412 0811

Business loan agreement Lloyds TSB
Variable rate only using funds from European Investment Bank
For lending unregulated under the Consumer Credit Act 1974 to Companies, Sole Traders and Partnerships (including Limited Liability Partnerships) carrying on business in England and Wales and/or Scotland
Guidance notes
Please write clearly in the while spaces with capitol letters or cross the boxes.
Calls may be monitored or recorded in case we need to check we have carried out your instructors correctly and to help improve our quality of service.
We aim to provide the highest level of customer service possible. However if you experience a problem we will always seek to resolve this as quickly and efficiency as possible.
You can request a copy of our “How to voice your concerns” leaflet from your relationship team, business team or any branch. Our complaint procedures are also on our website www.llyodstsb.com
1 Customer details
We
Lloyds TSB Bank plc ☒ Lloyds TSB Scotland plc
(the “Bank”) offer to you, the customer or customers referred to below, a loan on the following terms and conditions.
Where this agreement includes any optional wording (as noted by a box) the wording selected shall apply.
Customer (other than Company or Limited Liability Partnership)
Business name
Molecular Profiles Limited
Registered number
03397582
Business address
8 Orchard Place, Nottingham Business Park, Nottingham,
Postcode NG8 6PX
Branch/office name and address
3rd Floor, Old Market Square, Nottingham,
Postcode NG1 6FD
Customer (if Company or Limited Liability Partnership)
Customer’s full name(s)
Continue listing of partners’ names on a separate sheet if necessary.
Business trading name
Business address
Postcode
2 Specific terms and conditions
Amount of the loan (excluding any amounts of interest that will be added to the loan if the agreement provides for this)
£1,000,000
Purpose of the loan
Construction of new office & laboratory (the Project)
The loan is to be borrowed in One amount Several amounts
☒
If borrowed in several amounts each is to be not less than:
£10,000
although the lost amount borrowed may be smaller
The loan must be borrowed on or before:
30/12/2012
Unless the Bank agrees otherwise:
a) no borrowing may be made until all the conditions mentioned in Clause 2.1 of the Specific Terms and Conditions have been satisfied, and
b) you will not be entitled to borrow any amount which has not been borrowed by the agreed date
The proceeds of the loan are to be credited to
Account name and amount (if not the amount of the loan)
Molecular Profiles Limited
Branch sort code Account number
301398 01056523
Account name and amount (if not the amount of the loan)
Branch sort code Account number

2 Specific terms and conditions continued
2.1 Preconditions and security
Unless received by the Bank prior to the date on which this agreement is signed by the Bank, the Bank is to receive in form and substance acceptable to the Bank the security (if any) listed in the Security Schedule and the documents, evidence or other requirements of the preconditions (if any) set out in the Preconditions Schedule.
Any security received should be accompanied by such evidence as the Bank may reasonably require to confirm the value of such security and to confirm that such security is fully effective.
2.2 Fees and costs
You shall pay any costs and expenses incurred by the Bank in assessing the loan. In the preparation of this agreement, in the preparation, valuation, taking or release of any guarantee of security at any time given in connection with this agreement and in connection with the revaluation of any such security from time to time. The Bank will provide you with a written estimate of the amount of any such costs and expenses incurred by the Bank during the term of the loan before such costs are incurred.
The following charges shall be paid by you or demand by the Bank. These charges are to be paid even if the loan is not borrowed. If these charges include any estimated costs or fees, such costs of fees are based on the facts known to the Bank of the date the Bank signed this agreement. The actual amount charged to you in respect of these initial costs and expenses may be more or less than the figure(s) quoted.
As mentioned in Clauses 2, 3 & 6 of the General Terms and Conditions and, if required by Section 26 of the Specific Terms and Conditions, other costs may arise in connection with the loan.
Arrangement fee
£10,000
Security costs Estimated Actual
£ ☐ ☐
Valuation fee Estimated Actual
£ ☐ ☐
2.3 Interest
☒ Base Rate plus 1.95 % per annum Base Rate is currently 0.50 % per annum
2.4 Payment of interest
Please complete only one section. Interest shall be:
The first interest payment date will be:
☒ paid by you one month after draw down
After that interest will be paid by you:
Monthly Quarterly
☒ ☐
The first date interest will be added to the loan is:
added to the loan.
After that interest will be added to the loan:
Monthly Quarterly
☐ paid by you until a certain date and then added to the loan.
The first interest payment date will be: The first date interest will be added to the loan is:
After that interest will paid by you:
Monthly Quarterly
☐ ☐
After that interest will be added to the loan
Monthly Quarterly
☐ ☐
Interest will also be payable or as the case may be, added to the loan on the date of find repayment of the loan. Interest for any particular period is calculated on the number of days in that period and a year of 365 days.
Interest is calculated on daily basis on the amount of the loan from time to time outstanding. The loan may include interest, costs and charges added to the loan account in accordance with the terms of this agreement.
If you fail to pay any amount payable under this agreement when due the rate of interest may be increased in accordance with Clause 6.3 of the General Terms and Conditions.

2 Specific terms and conditions
continued
2.5 Repayment
Please cross the appropriate box(es) to indicate how the loan will be repaid. The loan is repayable in:
✓ a single principal instalment on the payment date.
Repayment amount
£ 1,000,000
Repayment date
4 months after draw down
consecutive instalments in respect of principal only on the dates and in the amounts set out in the Repayment Schedule. Any amount owing on the final repayment date is to be paid on that date.
Number of instalments
Find repayment date
consecutive instalments commencing on the first repayment date and ending on the final repayment date. Any amount owing on the final repayment date is to be paid on that date.
First repayment data
Monthly ☐
Quarterly ☐
Semi-annually ☐
Repayment type (e.g. principal plus interest)
Repayment amount
Number of instalments
£
Final repayment date
consecutive instalments of principal and Interest commencing on the first repayment date and ending on the final repayment date. The amounts will vary with charges in interest and the number of days in the changing period.
First repayment date
Monthly ☐
Quarterly ☐
Number of instalments
Find repayment date
consecutive instalments representing principal and interest. If the interest on the loan is at any time to be calculated with reference to Base Rate you should note that variations in such rate after the date on which this agreement is signed by the Bank may affect either or both of the instalment amount and the term of the loan Please see Clause 2.3 of the General Terms and Conditions for further details. At the date on which this agreement is signed by the Bank it is expected that final repayment of the loan will be made by the final repayment date.
First repayment date
Monthly ☐
Quarterly ☐
Repayment amount
£
Number of instalments
Find repayment date
is an early repayment charge payable?
2.6 Early repayment charges
Yes ☐
No ✓
(For loans with a term of 5 years or less from the date the loan is first borrowed)
On the date of each early repayment, you shall pay to the Bank an early repayment charge equal to 1% of the amount then being repaid.
(For loans with a term of over 5 years from the date the loan is first borrowed)
On the date of each early repayment made on or before the date which is 5 years after the date the loan is first borrowed, you shall pay to the Bank an early repayment charge equal to 1% of the amount then being repaid.
2-7 Period of offer
This agreement shall come into effect only if the Bank receives from you and finds in order a signed copy of this agreement on or before:
Date
03/02/2012

3 The Schedule
Preconditions Schedule
The Bank has received in form and substance acceptable to it a full appraisal of the Project, including a detailed cashflow of the projected cost. The appraisal is to be prepared by a party acceptable to the Bank and is to show no issues of concern to the Bank.
The Bank has received your written instruction for the loan monies to be placed in an account with the Bank and between the following parties: Molecular Profiles Limited, Nominated Signatory from Three Sixty Project Management Limited and a Representative of the Quantity Surveyor (to be) nominated on behalf of Wilson Bowden.
The Bank has received such evidence as it may require to confirm that no less than £500,000 of your own moneys to be spent towards the Project has been placed into an account with the Bank and between the following parties: Molecular Profiles Limited, Nominated Signatory from Three Sixty Project Management Limited and a Representative of the Quantity Surveyor (to be) nominated on behalf of Wilson Bowden.
Security Schedule
An unlimited debenture from Molecular Profiles Limited, and
A first legal charge from Molecular Profiles Limited over the freehold land and buildings at 8 Orchard Place, Nottingham
Business Park, Nottingham, NG8 6PX.
Repayment Schedule
Date
Amount
Date
Amount

4 General terms and conditions
Use of Loan Proceeds
1.1 You confirm that you will use the loan exclusively for the purposes specified in the Specific Terms and Conditions
Payment
2.1 You will repay the loan on the dates, and in the manner set out in the Specific Terms and Conditions. If the full amount of the loan is not borrowed the amounts of the instalments detailed will reduce accordingly
2.2 You may at any time after giving at least 5 business days’ notice to the Bank repay the whole or part of the loan early. Unless the whole loan is repaid, each early repayment must be of at least £2000. You cannot redraw any amount you have paid off. Where part of the loan is repaid early, the Bank will decide how to apply the early repayment, either by
(a) reducing subsequent repayments proportionately, or
(b) applying the early repayment to the then latest scheduled repayment instalments so as to reduce the term of the loan.
2.3 If the repayment details set out in the Specific Terms and Conditions make specific reference to this clause:
(a) the Bank may (but is under no obligation) at any time after giving you at least 30 days’ written notice vary the repayment instalment amount to reflect any change in the rate of interest applicable to the loan, and
(b) the Bank may, if charges in the rate of interest applicable to the loan ore not taken into account by variations in the repayment instalment amount or if for any reason any amount remains owing to the Bank on the anticipated final repayment date, require you to continue the repayment instalments as set out in the Specific Terms and Conditions until such time as all amounts owing under and in connection with this agreement have been repaid in full
2.4 Where the amount of the loan specified in Section 2 of the Specific Terms and Conditions does not exceed £25,000, the requirement to give at least 5 business days’ notice to the Bank to make early repayment of all or any part of the loan and the minimum amount in respect thereof of £2,000, each as set out in Clause 2.2 above, shall not apply.
2.5 Without prejudice to the Bank’s rights expressed in Clause 6.1 of the General Terms end Conditions, if you fail to pay an instalment in full and on time, and any part of that amount has not been paid by the time the Bank calculates your next instalment amount, the Bank may (at its discretion).
(a) increase the amount of that next instalment and each of your remaining regular instalments proportionally to ensure that the full balance of the loan is repaid within the agreed term;
(b) extend the term of the loan; or
(c) increase the amount of your final instalment
2.6 The Bank will apply any payments it receives from you against any interest before any other amounts on your account, including the outstanding principal of the loan.This will not apply to payments made specifically for fees and/or charges or where the Bank collects the Interest and principal that make up your repayment from separate accounts.
2.7 All payments to be made by you shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
Increased Costs and Changes in Circumstances
3.1 In running its business the Bank and any holding company of the Bank each has to comply with certain regulations and requirements laid down by regulatory and other official organisations or bodies as well as the law generally. The rate of interest quoted in the Specific Terms and Conditions has been set in the light of how this affects the cost (to the Bank and any such holding company) of the Bank funding, agreeing to make or of making the loan available at the time the Bank signed this agreement. If, as a result of any new laws, regulations or requirements or any changes in existing ones, such cost is increased the Bank may increase the rate of interest charged on the loan to compensate for that extra cost. The Bank will advise you in writing within 30 days of such increase taking effect.
3.2 The Base Rate may change from time to time. If so, the Bank will tell you about the change by putting notices in a selection of national newspapers, and its branches within three business days of the change. The Bank will also update its website and interest rate helpline within three business days of a Base Rate change taking effect.
3.3 (a) The Bank can change any term of this agreement at any time:
(i) if the change is to your advantage;
(ii) to reflect changes in law, codes of practice which apply to the Bank or the way the Bank is regulated, or
(iii) to reflect any changes the Bank makes to its systems or processes
(b) If Clause 3.3(a) of above permits the Bank to make any change, the Bank will tell you personally at least 30 days before the Bank makes a change to your disadvantage (other than a change to the Base Rate, which will be made in accordance with Clause 3.2 above). If you close or change your account within 60 days of the Bank telling you about this change and repay the outstanding balance, the Bank will not charge you extra to do so and you will not be required to pay any early repayment charges under Section 2 6 of the Specific Terms and Conditions
(c) The Bank can make any other changes straight away by telling you personally or by putting notices in a selection of national newspapers, in its branches or on its website within the next 30 days.
(d) When the Bank tells you personally about a change it will do so by letter, email, text, statement inserts or messages or in any other way which is sent to you individually
Representations
4.1 YOU represent that
(a) all action required or necessary to authorise the execution of this agreement and the performance of your obligations under and in connection with this agreement has been taken and neither the execution of this agreement nor the performance of your obligations will constitute or result in any breach of any agreement, law, requirement or regulation,
(b) no material obligation, administrative or judicial proceedings are presently pending or threatened against you or your business or on your ability to meet your obligations under or in connection with this agreement or any security document given in connection with this agreement,
(c) there has been no material adverse change in the financial condition of your business since the date of the financial statement received by the Bank prior to the date on which this agreement is signed by the Bank, and
(d) no Event of Default (as described in Cause 6.1 below) has occurred and is continuing or will occur as the result of a borrowing under this agreement and no circumstance has occurred which, with the giving of notice or the passing of time, could become or cause an Event of Default.
4.2 You shall be deemed to repeat the above representations on each day (with reference to the facts and circumstances then existing) prior to borrowing the loan and thereafter until all amounts payable to the Bank under this agreement have been paid.
Undertakings
Prior to drawdown of the loan and thereafter until all amounts payable to the Bank under this agreement have been paid
5.1 you shall not
(a) without the Bank’s consent create or allow to be in place any mortgage, charge or other security interest or encumbrance over the whole or any part of your business or any of the property, income or other assets of your business or enter into any transaction which in the Bank’s opinion has a similar effect, or factor or assign any debts,
(b) sell, lease or otherwise dispose or attempt to dispose of the whole or any part of your business or any of the property, income or other assets of your business other than for a full and fair value (save that no such sale, lease or other disposal may be made or entered into (i) if it would breach the terms of any security document given to the Bank, or (ii) in respect of any undertaking, property, revenue or asset over which the Bank then has a fixed charge or fixed security interest).
(c) significantly change the nature of your business as it is now conducted, or
(d) in the case of a Company or a limited Liability Partnership, allow any subsidiary to do any of the above,
5.2 you shall promptly provide the Bank with copies of any financial information that the Bank may from time to time reasonably request, including but not limited to
(a) copies of your financial statement within 180 days of the end of each financial year, and
(b) copies of your periodic management accounts at such intervals as the Bank may require in a form acceptable to the Bank within 30 days of the end of the period to which they relate. The Bank may at its option require such management accounts to Incorporate an age-analysis of debtors, a schedule of all tenancies (if any) of any property held by the Bank as security of the date of the accounts, and/or a breakdown of stock in trade,
5.3 you shall maintain with reputable underwriters or insurance companies adequate insurance on and over your business and the assets of your business, such insurance to be against such risks and to the extent usual for persons carrying on a business such as that carried on by you and, from time to time upon the request of the Bank, you shall furnish the Bank with evidence of such insurance,
5.4 if you have taken out a general insurance policy in connection with the loan, the Bank will hold any money the Bank receives in relation to the insurance including any claims payments paid to the Bank by the Insurer) in its capacity as a bank approved by the Financial Services Authority, rather than as a trustee for you (or in Scotland as an agent for you), and the Financial Services Authority’s client money rules do not apply to the money so held. Any insurance benefits the Bank receives from your insurance company, relating to the repayment of the loan, will be used towards paying off what you owe in this agreement,
5.5 if the ratio of the loan to the value of the security given to the Bank is of any time higher than that applicable on the data this agreement was signed by the Bank and unless any specific requirement is set out in any Additional Terms and Conditions added to this agreement (which requirement shall take precedence over this Clause) you agree promptly to -
(a) reduce the loan (in accordance with Clause 2 above including paying any early repayment charges if required under Section 2.6 of the Specific Terms and Conditions), or
(b) provide the Bank with additional security acceptable to the Bank, and
(c) provide such evidence as the Bank may from time to time require to confirm the value of such security and to confirm that the security remains effective.
The Bank may have the security given to it revalued at any time during the term of the loan where, for example, the Bank needs to meet any regulatory requirements or to check that the value continues to be adequate security for repayment of the loan. You will pay the cost incurred by the Bank (acting reasonably) for each revolution,
5.6 you shall confirm at all times with all applicable EU and national laws Including, but not limited to, environmental laws (as defined in Clause 7.16 below),

4. General terms and conditions
continued
5.7 you shall, from time to time and upon reasonable notice given by the Bank
(following a request made by the European Investment Bank to the Bank), permit any person(s) appointed by the European Investment Bank or any person(s) with appropriate authority from the Court of Auditors at the European Commission to inspect all sites, installations and works used by you and connected in any way with the purposes specified In the Specific Terms and Conditions, the inspection being for the purpose of ascertaining whether you are using the loan exclusively for those purposes in accordance with the terms and conditions of this agreement, and you shall provide such persons with all necessary assistance and information for such an Inspection (the Bank reserves the right to appoint a person to accompany the person appointed by the European Investment Bank or authorised by the European Commission on such an Inspection), and
5.8 you shall deliver to the Bank such information as the European Investment Bank shall reasonably require concerning your activities and general financial position and you hereby agree that the Bank may disclose such information (including, but not limited to, the financial statement) to the European Investment Bank.
Default and Termination
6.1 The events listed in (a) to (i) of this Clause 6.1 are called “Events of Default”. As soon as an Event of Default happens or at any time thereafter, by giving notice to you, the Bank may cancel any obligations it has to lend money to you and may also make the loan become repayable on demand. When the loan is repayable on demand you must repay the loan to the Bank together with all interest which has accrued on the loan and any other amounts owing under or in connection with this agreement as soon as the Bank requests you to pay these amounts. However you will not be required to pay any early repayment charges under Section 2.6 of the Specific Terms and Conditions. The Bank may do this at the time the loan becomes repayable on demand or at any later time.
Events of Default
(a) you fail to pay when due any Indebtedness owed by you to the Bank,
(b) you fail to comply with any other obligation or undertaking to the Bank, or with the terms of this agreement or any other agreement with the Bank, or an event of default arises in connection with any other agreement with the Bank.
(c) you fail to pay when due any Indebtedness owed by you to another creditor or any of your creditors changes (or obtains the right to change) the original date on which that Indebtedness is or was due to be paid to an earlier date as a result of your failure to comply with obligations in connection with that indebtedness,
(d) any representation or statement made by you to the Bank, whether or not in connection with this agreement, proves to have been incorrect or inaccurate when made or deemed made,
(e) any guarantee, other security or other document or arrangement relied upon by the Bank in connection with the loan ceases to be continuing or ceases to remain fully effective or notice of discontinuance is received by the Bank or if the Bank reasonably believes that the effectiveness of any such document or arrangement is in doubt or if any provision of such document or arrangement is not compiled with for any reason or any favourable tax treatment afforded to any pension policy or to any life policy held by or charged to the Bank ceases to be available.
(f) in the case of a Company or a Limited liability Partnership:
(i) any person with a legal claim takes possession or a receiver, administrator, custodian, trustee, liquidator or similar official is appointed of the whole or any part of your business or of any of the assets of your business or an administration application is presented or made for the making of an administration order or a notice of intention to appoint an administrator is issued by you or your directors or (in the case of a Limited Liability Partnership) your members or by the holder of a qualifying floating charge or notice of appointment of on administrator is filed by any person with the court or a judgment, decree or diligence is made or granted against you.
(ii) proceedings are commenced or a petition is presented or an order is made or a resolution is passed for your winding up or you are or become insolvent.
(iii) you stop or threaten to stop payment of your debts generally or you are deemed by law unable to pay your debts or you or your directors or (in the case of a Limited Liability Partnership) your members convene or become obliged to convene a meeting of shareholders, members or creditors with a view to winding up or an application is made in connection with a moratorium or a proposal to creditors for a voluntary arrangement is made by you or you take any action (including entering negotiations) with a view to readjustment, rescheduling, forgiveness or deferral of any part of your indebtedness.
(iv) the persons who now control you cease to have such control, or
(v) any of the events set out in this Clause 6.1(f) occur in relation to any parent or subsidiary or any guarantor of or provider of security for the loan or, in the case of any individual that provides any guarantee or other security for the loan, a petition is presented for a bankruptcy of sequestration order against any such individual or any such individual dies or becomes incapable of managing his or her affairs by reason of mental disorder, or any action is taken in any jurisdiction which is similar or analogous to any of these events in respect of you or any of the aforementioned parties,
(g) in all other cases:
(i) any person with a legal claim takes possession or a receiver, administrator, judicial factor, interim trustee, trustee in sequestration or similar official is appointed of the whole or any part of your business or of any of your business assets or an application or a petition is presented or made for either an administration or a bankruptcy order against you or a judgment, decree or diligence is made or granted against you,
(ii) a petition is presented or an order is made for your winding up (if you are a partnership or you resolve either to cease trading or to wind up your business in any way or dissolve such business for any reason.
(iii) you stop or threaten to stop payment of your debts generally or you are deemed by law unable to pay your debts or an application is made in connection with a moratorium or a proposal to creditors for a voluntary arrangement by you or you take any action (including entering negotiations) with a view to readjustment, rescheduling, forgiveness or deferral of any part of your Indebtedness.
(iv) you die or become incapable of managing and administering your property and affairs by reason of mental disorder or (if you are a partnership) there is any change in the membership of the partnership, or
(v) any of the events set out in this Clause 6.1(g) occur to relation to any guarantor of or provider of security for the loan or any action is taken in any Jurisdiction which is similar or analogous to any of these events in respect of you or any guarantor of or provider of security.
(h) you cease or threaten to cease to carry on your business in the normal course or you fail to maintain or breach any franchise, license or right necessary to conduct your business or breach any legislation relating to your business, including but not limited to any applicable environmental protection laws.
(i) you fail or have failed to disclose to the Bank any important information that is relevant to the loan or the security required or you undertake or are subject to any action or occurrence which the Bank reasonably believes could place at risk the payment of any amount owing to the Bank, or
(j) you do not have a servicing account.
6.2 If any Event of Default happens or anything happens that might reasonably be expected to lead to an Event of Default, you shall inform the Bank immediately.
6.3 If any amount payable in respect of this agreement is not paid when due including any amount payable under this Clause 6) we may require you to interest on that amount of the default rate from the date on which the amount was due until it is paid to the Bank (whether before or after judgment. Interest, if unpaid, may be added to the amount in default at monthly intervals. The default rate shall be the rate determined by the Bank to be 3% per annum higher than the rate of interest specified in the Specific Terms and Conditions that would normally apply
6.4 You shall indemnify the Bank against any costs incurred or losses reasonably sustained by the Bank as the result of any Event of Default happening or any failure by to pay any amount demanded by the Bank as a result of an Event of Default
6.5 You shall also pay any costs and expenses reasonably incurred by the Bank in enforcing or perfecting any security for the loan and in enforcing or preserving its rights under this agreement
Other
7.1 This agreement (and any non-contractual obligations arising out of or in connection with this agreement) shall be construed and have effect in accordance with the applicable law and is subject to the jurisdiction of the Courts in the jurisdiction of the applicable law. The applicable law will be the laws of England and Wales or the laws of Scotland; it will be the governing law of the country in which the branch or office of the Bank given at the heading of this agreement is situated on the date this agreement is signed by the Bank. The Bank may take action against you in any other jurisdiction where proceedings may be lawfully commenced.
7.2 No delay or omission by the Bank in exercising any of its rights hereunder shall operate or be construed as a waiver, nor shall any single or partial exercise of any such right prevent any other or further exercise of any other right
7.3 If the loan is to be borrowed, or if any payment becomes due from you, on a day which is not a business day then the amount concerned will be borrowed or, as the case may be, will become payable on the next business day.
7.4 The Bank may use any credit balance there may be on any of your accounts held with the Bank towards payment of any amounts owed by you to the Bank under this agreement without notifying you beforehand, whether such credit balances are in sterling or any other currency or are deposited for fixed or determinable periods.
7.5 Unless otherwise agreed by the Bank you shall at all times during the term of this agreement keep a servicing account with the Bank and of amounts from time to time due to the Bank under this agreement may be debited to that account. The Bank recommends that you make sure you have enough funds to meet all such payments as they become due. If you do not maintain such an account until the Bank, the Bank may (without prejudice to its rights under Clause 6.1 above) add to your loan account any interest that is to be paid by you but which is not paid on the date it is due for payment. The Bank may charge interest an any amount so added to the loan account
7.6 Any security given to the Bank (whether given before the date on which this agreement is signed by the Bank or at any time in the future and whether or not specified in this agreement) shall, unless otherwise agreed by the Bank, be security not only for the loan but also for all other moneys and liabilities whether certain or contingent at any time due, owing or incurred by you to the Bank.

4 General terms and conditions
continued
7.7 The Bank may sell, assign/ transfer, securitise or otherwise dispose of in any manner its rights or obligations under this agreement to any other person, or enter into transactions which have the effect of transferring the economic or credit risks and/or rewards of the Bank under this agreement with any other person.
You will promptly execute any documents that the Bank may reasonably require to give effect to any such assignment, assignation, transfer, securitisation or other disposal. You may not assign, transfer or otherwise dispose of any of your rights, obligations or benefits under this agreement.
7.8 In the event of, or in connection or contemplation of, a proposed sale.
assignment, securitisation, transfer or other disposal of risks and/or rewards of the loan (or part of it) or sale, assignment, transfer, securitisation or other disposed of any of the Bank’s rights under this agreement the Bank may disclose information about you, your finances and this agreement to any potential purchaser, assignee, transferee, counterparty to an agreement transferring risks and/or rewards, rating agencies, listing authorities, their and our advisers, or any other person to whom the Bank may deem it necessary to disclose such information to in relation to any proposed safe, securitisation, transfer, assignment or transfer of risks and/or rewards.
7.9 You consent to the Bank disclosing information about you, your finances and this agreement to any person providing any security for any of your obligations, and to them giving us information about you.
7.10 This agreement and all communications from you to the Bank in connection with this agreement and the loan (all of which are to be sent in writing to the Bank) shall, in the case of a Company or limited Liability Partnership, be signed on your behalf either in accordance with the mandate given by you to the Bank, or if requested by the Bank, in accordance with a specific resolution of your Board of Directors/Members, or in the case of a partnership, shall be signed by all partners unless otherwise agreed by the Bank, or in all other cases, shall be signed in accordance with the mandate given by you to the Bank.
7.11 Any change to this agreement other than the changes to be made by the Bank as provided in this agreement must be made in writing and be signed by the contracting parties.
7.12 If the loan is available to more than one person, each and every undertaking and liability of all of you under and in connection with this agreement shall be joint and several and references to you shall mean any one or more of you. Therefore each of you is jointly and separately responsible for complying with the terms and conditions of this agreement and for repaying all the liabilities under this agreement and not just a share of them. The Bank may take action against all or any one of you.
7.13 This Agreement is for the benefit of the contracting parties only and shall not confer any benefit on or be enforceable by a third party.
7.14 The Specific Terms and Conditions and General Terms and Conditions together with any Additional Terms and Conditions attached to this agreement shall be read and construed as one agreement
7.15 In this agreement the following terms shall have the following meanings: the “Bank” includes its successors and assigns.
“Base Rate” means the official bank rate from time to time of Bank of England (or any rate at any time replacing that rate) which will be displayed in the Bank’s branch where your account is held and on the Bank’s website, currently: www.Iloydstsb.com/business, and may be varied (either up or down) by the Bank of England at any time a “business day” means a day other than a Saturday or a Sunday on which banks in the jurisdiction of the applicable law are open for normal business.
“control” shall have the meaning given to it in Section 840 of the income and Corporation Taxes Act 1988 or any amendment to or restatement of that Act for the time being in force.
“current account” means your main business current account with the Bank.
“environment” means the following, in so far as they affect human well-being
(a) fauna and flora, (b) soil, water, air, climate and the landscape, and (c) cultural heritage and the built environment
“environmental laws” means EU law and national laws and regulations as apply in the jurisdiction of the applicable law referred to in Clause 7.1 above, as well as applicable international treaties, of which a principal objective is the preservation, protection or improvement of the environment.
“financial statement” means at any particular time the latest balance sheet and profit and loss account of your business together with the notes to both. You must ensure they are audited or signed by an independent accountant if required by law or if reasonably required by the Bank. You must also ensure that, unless the Bank allows otherwise (the Bank will not unreasonably withhold or delay its permission), they are prepared on the same basis and (except to the extent necessary to reflect any changes in generally accepted accounting principles in accordance with the same accounting principles as the latest such balance sheet and profit and loss account received by the Bank prior to the date on which this agreement is signed by the Bank.
“loan” means, at any particular time, the total amount which may be borrowed by you under this agreement or, if appropriate, the total amount which has been debited to the loan account and remains outstanding of such time. The loan may, at any time, include any interest, costs and charges added to the loan account in accordance with this agreement.
“month” means a calendar month.
“parent” and “subsidiary” shall have respectively the meaning given to parent undertaking and subsidiary undertaking in Section 1162 of the Companies Act 2006 or any amendment to or restatement of that Act for the time being in force, During any period in which you do not have a subsidiary, all references to your subsidiaries shall be ignored and the relevant text read and construed accordingly
“servicing account” means an account through which the Bank channels your and the Bank’s payments under this agreement. You may use your current account with the Bank as your servicing account
“your business” shall include, in the case of a Company or a Limited Liability Partnership, the business of your subsidiaries.
7.16 The Bank will not be liable for any loss, damage. Interruption, delay or nonperformance in connection with this agreement to the extent that it is caused by events which are beyond the Bank’s reasonable control which may include for example explosion, terrorism, war, not or other civil disturbance or failure or interruption of any electronic communications system caused by someone else.
7.17 If you do not pay the Bank what you owe under this agreement and the Bank does not require you to pay interest on that amount at the default rate pursuant to Clause 6.3 above and the Bank obtains judgment against you in a court, the Bank may continue to charge interest on the judgment amount at the rate specified in Section 2.3 of the Specific Terms and Conditions of the agreement.
7.18 If any term or provision in this agreement shall in whole or in port be held to any extent to be invalid, void, illegal or unenforceable under any enactment or rule of law. That term or provision shall to that extent be deemed not to form part of this agreement and the enforceability of the remainder of this agreement shall not be affected
7.19 You may at any time substitute any property charged to the Bank with alternative property if the alternative property has a value at least equal to the value of the properly to be released. When the Bank is satisfied that the alternative security is fully effective, it will discharge the security being substituted.
Use of Principal Information and Credit, Fraud and Identification Checks
When you apply to open on account we will check our own records for information on individuals who are Key Account Parties. “Key Account Parties” are individuals who are sole traders, proprietors, partners, directors, members, beneficial owners, trustees or other controlling of the business or organisation including signatories to the account. We may also carry out a search through credit reference agencies on these individuals. The credit reference agencies will keep a record of this search and this record may be used by other organisations to verify their identities. We may also check or share information with fraud prevention agencies to prevent fraud and money laundering.
When you apply for credit and credit related or other facilities, we may carry out a search through credit reference agencies on you and/or Key Account Parties. The credit reference agencies will keep a record of this search whether or not the application proceeds. A record of the search on personal files will not be made available to other organisations. A record of the search on the business file will be made available to other organisations. We may also check or share information with fraud prevention agencies to prevent fraud and money laundering,
When you have an account with us, we may disclose how you have run your account(s) to credit reference agencies. If you borrow and do not repay in full and on time, we may tell the credit reference agencies. We may make periodic searches of the Lloyds Banking Group records and credit reference agencies to manage your account(s) including to make decisions whether to continue or extend existing credit. The Lloyds Banking Group includes us and a number of other companies using brands including Lloyds TSB, Halifax and Bank of Scotland, and their associated companies. More information on the Lloyds Banking Group can be found at www.lloydsbankinggroup.com. For these purposes “associated companies” includes Lloyds Banking Group plc and any subsidiary, affiliate or other firm directly or indirectly controlled from time to time by either Lloyds Banking Group plc or us
We may also check and share information with fraud prevention agencies to prevent fraud and money laundering.
If false or inaccurate information is provided or fraud is suspected, details may be passed to fraud prevention agencies and other relevant agencies.
If you or Key Account Parties ask, we will tell you or them which credit reference and fraud prevention agencies we have used so you or they can get a copy of your or their details from these agencies.
This is a condensed guide to the use of your personal and business information by us and at credit reference and fraud prevention agencies. If you would like to read full details of how data may be used, please visit our website at www.lloydstsb.com/commerial/customerdate or contact your relationship manager or relationship team.
[Only applicable if you are a sole trader or a partnership of two or three partners or an unincorporated body)
I am/We are* entering this agreement wholly or predominantly for the purposes of a business carried on by me/us* or intended to be carried on by me/us *
I/We* understand that I/we* will not have the benefit of the protection and remedies that would be available to me/us* under the Consumer Credit Act 1974 if this agreement were a regulated agreement under that Act.
I/We* understand that this declaration does not affect the powers of the court to make an order under section 140B of the Consumer Credit Act 1974 in relation to a credit agreement where it determines that the relationship between the creditor and the debtor is unfair to the debtor.
I am/We are* aware that, if I am/we are* in any doubt as to the consequences of the agreement not being regulated by the Consumer Credit Act 1974 I/we should seek independent legal advice.
*Delete as appropriate.

6 Your acceptance
By signing and returning this agreement:
(a) you acknowledge having received, read and understood a copy of this agreement and agree to the Specific Terms and Conditions and to the General Terms and Conditions set out above and to the attached Additional Terms and Conditions form numbered
10412-0811
(together “the agreement”), you acknowledge that this agreement comprises all the terms currently applicable to the loan and that no representation made in good faith, warranty or undertaking has been made by the Bank in connection with the loan which is not set out in this agreement, and you acknowledge that in deciding to enter into this agreement and to proceed with any transaction or project for which the loan has been sought you have not received or relied upon any advice given by the Bank.
(b) (if you are a sole trader or a partnership of two or three partners or an unincorporated body), you also acknowledge that you have made a declaration for exemption relating to businesses as set out above.
This agreement creates legal obligations and therefore before signing we recommend that you consider getting independent advice. This may help you in understanding the potential consequences in the event that things go wrong.
For Company/Limited Liability Partnership
Signed for and on behalf of the customer by:
Director/name (delete as appropriate)
NIKIN PATEL
Signature
/s/ Nikin Patel
EMMA GAINFORD
Signature
/s/ Emma Gainford
Date 6 JANUARY 2012
Date 6-1-12
Pursuant to a Resolution of the board/members dated
This will be either the date of the account mandate, if an appropriate resolution is contained therein, or the date of a specific resolution passed in respect of this agreement.
For Sole Trader/Partnership (other than Limited Liability Partnership)
Signed by:
Signature
Date
Print name
Signature
Date
Print name
Signature
Date
Print name
Signature
Date
Print name
For bank use only
Manager/Authorised signatory
/s/ Leo Magee
Signed for and on behalf of the Bank by Manager/Authorised name
Date 6-1-12
Please contact your relationship team or branch if you’d like this in Braille, large print or on audio tape
www.lloydstsb.com/business
We accept calls made through RNID Typetalk. Calls may be monitored or recorded in case we need to check we have carried out your instructions correctly and to help improve our quality of service.
Lloyds TSB Commercial is a trading name of Lloyds TSB Bank plc and Lloyds TSB Scotland plc and serves customers with an annual turnover of up to £15M.
Lloyds TSB Bank plc Registered office: 25 Gresham Street, London EC2V 7HN. Registered in England and Wales no. 2065 Telephone: 020 7626 1500.
Lloyds TSB Scotland plc Registered office: Henry Duncan House, 120 George Street, Edinburgh EH2 4LH. Registered in Scotland no. 95237 Telephone: 0131 225 4555
Authorised and regulated by the Financial Services Authority under numbers 119278 and 191240 respectively. We subscribe to the Lending Code; copies of the Code can be obtained from www.lendingstandardsboard.org.uk.
12512 0211

Additional Terms and Conditions Financial Covenants

Please contact your business team or branch if you’d like this in Braille, large print or on audio tape. We accept calls made through RNID Typetalk. Calls may be monitored or recorded in case we need to check we have carried out your instructions correctly and to help improve our quality of service.

When this document has been signed by ☒ Lloyds TSB Bank plc              Lloyds TSB Scotland plc (the “Bank”) and Molecular Profiles Limited                      *carrying on business under the name of                      the terms and conditions below marked with an “X” will be added to the terms and conditions set out in the BUSINESS LOAN AGREEMENT which was signed by the Bank                      on (the “Agreement”). These Additional Terms and Conditions shall apply for as long as any moneys are owing to the Bank under the Agreement or the Bank is under any obligation under the Agreement.

The covenants will be tested at the frequency annotated below against (a) each financial statement, if the covenant is marked as being tested annually, and/or (b) against your management accounts or, if appropriate, against your tenancy schedules, if the covenant is marked as being tested monthly or quarterly. For the avoidance of doubt:

(a)	you are required to provide the Bank with sufficient information to enable the Bank to test the covenants. This information is to be provided pursuant to the Agreement, and

(b)	the covenants will be tested for the period of the accounts unless, in the case of a monthly or quarterly test, the covenant is also marked as being tested on a rolling 12 months. In this case, each test will be for the 12 month period ending on the test date.

Frequency of Covenant testing
			Monthly	Quarterly	Annually	Rolling 12 months
	CFADS to debt service	CFADS is not at any time to be less than % of the aggregate of the consolidated principal repayments and the consolidated interest paid and payable (whether to the Bank or to any other person) for the period covered by the accounts.	☐	☐	☐	☐

	EBITDA to debt service	EBITDA is not at any time to be less than % of the aggregate of the consolidated principal repayments and the consolidated interest paid and payable (whether to the Bank or to any other person) for the period covered by the accounts.	☐	☐	☐	☐

	Minimum retained profit	Retained Profit of not less than £ is to be reported in each financial statement (commencing with the financial statement as at			☐

	Interest cover	Your consolidated Profit Before Taxation and interest paid and payable is not at any time to be less than % of the consolidated interest paid and payable (whether to the Bank or to any other person) for the period covered by the accounts.	☐	☐	☐	☐

	Gross rental cover	The total Rental Income received by you from all Property is not at any time to be less than % of the aggregate of the principal repayments and the interest paid and payable to the Bank for the period covered by the accounts.	☐	☐	☐	☐

	Minimum gross rent	The total rental income received by you from all Property is not for any year to be less than £	☐	☐	☐	☐

Frequency of Covenant testing
				Monthly	Quarterly	Annually
☒	Minimum net worth	Net Worth is at all times to be maintained at not less than £ 4,000,000		☐	☐	☒

	Gearing	Borrowing is not at any time to exceed % of Net Worth		☐	☐	☐

	Good trade debtors cover	Good Book Debts (after taking into account any amounts ranking in priority to amounts owing to the Bank) are not at any time to be less than % of your utilisation of all facilities provided to you by the Bank.		☐	☐	☐

	Loan to value	The total amount owing to the Bank (whether certain or contingent) by you is not at any time to exceed the aggregate of % of the latest valuation received by the Bank of all Property (after taking into account any amounts ranking in priority to amounts owing to the Bank)		☐	☐	☐

*	delete as appropriate

Definitions

Borrowing shall include all your (and, if you have any subsidiaries, all of your subsidiaries) borrowed moneys and all liabilities and indebtedness, whether or not then due, under acceptance credits and hire purchase, instalment credit, factoring, invoice discounting or similar agreements but excluding trade debts and liabilities for the payment of tax. If you are a company or a limited liability partnership. Borrowing shall exclude all loans from your directors or, as the case may be, members.

CFADS (Cash Flow available for Debt Service) means your consolidated Profit Before Taxation and interest paid and payable after adding back depreciation, amortisation of goodwill and other non-cash profit and loss items, plus or minus net movements in working capital, less tax paid, dividends paid and payable or, as the case may be, drawings made available and capital expenditure paid (net of capital expenditure funded by asset disposals and/or hire purchase and/or finance leasing).

EBITDA means your consolidated Profit Before Taxation, depreciation, amortisation of goodwill and of other intangibles and interest paid and payable (but after dividends paid and payable or, as the case may be, after drawings made available).

Good Book Debts means those debts due to you in the normal course of business (over which a charge or security interest has been given to the Bank in a form acceptable to the Bank) but excluding (a) any debts arising from the sale of goods acquired which remain subject to reservation of title, (b) any debts more than 3 months old or considered by you or your auditors (if appropriate) to be irrecoverable, (c) any contract debtors, and (d) any contra or intra-group debts.

Net Worth shall mean at any particular time:

(a) if you are a company or a limited liability partnership the aggregate of the amount paid up on your issued share capital (if you have any) and the consolidated distributable and non-distributable reserves of you and your subsidiaries but (i) after deducting the total of any debit balance on profit and loss account and the book value of goodwill and any other intangible assets, and (ii) excluding any minority interests in subsidiaries and any increase in the valuation of assets subsequent to the date of the financial statement, or

(b) if you are not a company or a limited liability partnership, the net aggregate of all credit balances (after deducting any debit balances) of your Capital Accounts (or the accounts similarly styled in the financial statement which, for the avoidance of doubt, shall not include any loan moneys) less the book value of goodwill and any other intangible assets, excluding any increase in the valuation of assets subsequent to the date of the financial statement but, at the discretion of the Bank, increased to include the amount of (i) any undrawn profits, and (ii) any taxation reserves

Profit After Taxation and Profit Before Taxation shall include items of an exceptional nature and shall exclude items of an extraordinary nature unless taken into account at the Bank’s discretion for the purpose of any relevant calculation.

Property means freehold and/or leasehold property (or, if in Scotland, heritable property owned or leased) over which a charge or security interest has been given to the Bank in a form acceptable to the Bank.

Rental Income means income derived from rents and service charges, excluding sums charged in respect of insurance premiums, any statutory charges and any intra-group rental income.

Retained Profit means your consolidated Profit After Taxation and dividends paid and payable (or, as the case may be, after drawings made available) and after deducting any profit attributable to minority interests in subsidiaries and after taking into account any items of an extraordinary nature and any items of an exceptional nature.

Note:	if you do not have any subsidiaries, references in these Additional Terms and Conditions to “subsidiaries” and to “consolidated” shall be ignored and the relevant text shall be read and construed accordingly.

This document creates legal obligations and therefore before signing we recommend that you consider getting independent advice. This may help you in understanding the potential consequences in the event that things go wrong.

For Sole Trader/Partnership (other than Limited Liability Partnership)

Signed by

Print name	Print name

Signature	Signature

Date	Date

Print name	Print name

Signature	Signature

Date	Date

Print name	Print name

Signature	Signature

Date	Date

For Company / Limited Liability Partnership

Signed for and on behalf of

MOLECULAR PROFILES LTD

by	and by

Print name	Print name
NIKIN PATEL	EMMA GAINFORD

Signature	Signature
/s/ Nikin Patel	/s/ Emma Gainford

Date 6 JANUARY 2012	Date 6-1-12

*Director/Member/Authorised Signatory	*Authorised Signatory

Pursuant to a resolution of the board/members dated #
Date
Signed for and on behalf of the Bank by

*Manager/Authorised Signatory	* Delete as appropriate.
/s/ Leo Magee	# This will be either the date of the account mandate, if an appropriate resolution is contained therein or the date of a specific resolution passed in respect of the loan
Date

Lloyds TSB Bank plc Registered Office 25 Gresham Street, London EC2V 7HN Registered in England and Wales, no 2065

Lloyds TSB Scotland plc Registered Office Henry Duncan House, 120 George Street, Edinburgh EH2 4LH Registered in Scotland, no 95237

Authorised and regulated by the Financial Services Authority under numbers 119278 and 191240 respectively

Licensed under the Consumer Credit Act 1974 under registration numbers 0004685 and 0198797 respectively.

10412-0811

Business loan agreement
Variable rate only using funds from European Investment Bank Lloyds TSB
For lending unregulated under the Consumer Credit Act 1974 to Companies, Sole Traders and Partnerships (including Limited Liability Partnerships) carrying on business In England and Wales and/or Scotland
Guidance notes
Please write clearly in the white spaces with capital letters or cross the boxes. We aim to provide the highest level of customer service possible. However if you experience a problem we will always seek to resolve this as quickly and efficiently as possible.
Calls may be monitored or recorded in case we need to check we have carried out your instructions correctly and to help improve our quality of service. You can request a copy of our “How to voice your concerns” leaflet from your relationship team, business team or any branch. Our complaint procedures are also on our website www.lloydstsb.com
1 Customer details
We Branch/office name and address
Lloyds TSB Bank plc Lloyds TSB Scotland plc 3rd Floor, Old Market Square, Nottingham,
(the “Bank”) offer to you, the customer or customers referred to below, a loan on the following terms and conditions.
Postcode NG1 6FD
Where this agreement includes any optional wording (as noted by a box) the wording selected shall apply. Customer (other than Company or Limited Liability Partnership)
Customer’s full name(s)
Customer (If Company or Limited Liability Partnership)
Business name
Molecular Profiles Limited
Registered number
03397582
Business address Continue listing of partners’ names on a separate sheet If necessary
8 Orchard Place, Nottingham Business Park, Nottingham, Business trading name
Postcode NG8 6PX Business address
Postcode
2 Specific terms and conditions
Amount of the loan (excluding any amounts of interest that will be added to the loan if the agreement provides for this) £1,000,000 The proceeds of the loan are to be credited to: Account name and amount (if not the amount of the loan)
Purpose of the loan Molecular Profiles Limited
Construction of new office & laboratory (the Project)
Branch sort code
Account number
301898
01056523
Account name and amount (If not the amount of the loan)
The loan is to be borrowed in: One amount Several amounts
If borrowed in several amounts each is to be not less than £10,000 Branch sort code
Account number
although the last amount borrowed may be smaller.
The loan must be borrowed on or before: 30/12/2012
Unless the Bank agrees otherwise: a) no borrowing may be made until all the conditions mentioned in Clause 2.1 at the Specific Terms and Conditions have been satisfied, and b) you will not be entitled to borrow any amount which has not been borrowed by the agreed date

2 Specific terms and conditions continued
2.1 Preconditions and security
Unless received by the Bank prior to the date on which this agreement is signed by the Bank, the Bank is to receive in form and substance acceptable to the Bank the security (if any) listed in the Security Schedule and the documents, evidence or other requirements of the preconditions (if any) set out in the Preconditions Schedule Any security received should be accompanied by such evidence as the Bank may reasonably require to confirm the value of such security and to confirm that such security is fully effective.
2.2 Fees and costs
You shall pay any costs and expenses incurred by the Bank in assessing the loan, in the preparation of this agreement, in the preparation, valuation, taking or release of any guarantee or security at any time given in connection with this agreement and in connection with the revaluation of any such security from time to time. The Bank will provide you with a written estimate of the amount of any such costs and expenses incurred by the Bank during the term of the loan before such costs are incurred Arrangement fee £ 10,000 Security costs £ Estimated Actual
The following charges shall be paid by you on demand by the Bank. These charges are to be paid even if the loan is not borrowed. If these charges include any estimated costs or fees, such costs or fees are based on the facts known to the Bank at the date the Bank signed this agreement. The actual amount charged to you in respect of these initial costs and expenses may be more or less than the figure(s) quoted. Valuation fee £ Estimated Actual
As mentioned in Clauses 2, 3 & 6 of the General Terms and Conditions and, if required by Section 2.6 of the Specific terms and Conditions, other costs may arise in connection with the loan.
2.3 Interest Base Rate plus 1.95 % per annum Base Rate is currently 0.50 % per annum
2.4 Payment of Interest
Please complete only one section Interest shall be:
The first interest payment date will be: After that interest will be paid by you: Monthly Quarterly paid by you.
The first date interest will be added to the loan is After that interest will be added to the loan: Monthly Quarterly added to the loan. paid by you until a certain date and then added to the loan.
The first interest payment date will be: The first date Interest will be added to the loan is:
one month after draw down 13 months after draw down
After that interest will be paid by you: Monthly Quarterly After that interest will be added to the loan. Monthly Quarterly
Interest will also be payable, or as the case may be, added to the loan on the date of final repayment of the loan. Interest for any particular period is calculated on the number of days in that period and a year of 365 days If you fail to pay any amount payable under this agreement when due the rate of interest may be increased in accordance with Clause 6.3 of the General Terms and Conditions.
Interest is calculated on a daily basis on the amount of the loan from time to time outstanding. The loan may include interest, costs and charges added to the loan account in accordance with the terms of this agreement.

2 Specific terms and conditions continued
2.5 Repayment
Please cross the appropriate box(es) to indicate how the loan will be repaid.
The loan is repayable in: a single principal instalment on the payment date Repayment amount £
Repayment date consecutive instalments in respect of principal only on the dates and in the amounts set out in the Repayment Schedule. Any amount owing on the final repayment date is to be paid on that date. Number of instalments
Final repayment date consecutive instalments commencing on the first repayment date and ending on the final repayment date. Any amount owing on the final repayment date is to be paid on that date. first repayment date
Monthly Quarterly Semi-annually Repayment type (e.g. principal plus interest)
Repayment amount Number of instalments £
Final repayment date consecutive instalments of principal and interest commencing on the first repayment date and ending on the final repayment date The amounts will vary with changes in interest and the number of days in the charging period. First repayment date 13 months after draw down
Monthly Quarterly Number of instalments 168
Final repayment date
180 months after draw down consecutive instalments representing principal and interest if the interest on the loan is at any time to be calculated with reference to Base Rate you should note that variations in such rate after the date on which this agreement is signed by the Bank may affect either or both of the instalment amount and the term of the loan. Please see Clause 2.3 of the General Terms and Conditions for further details. At the date on which this agreement is signed by the Bank it is expected that final repayment of the loan will be made by the final repayment date. First repayment date Monthly Quarterly Repayment amount £
Number of instalment
Final repayment date
2.6 Early repayment charges
Is an early repayment charge payable? Yes No (For loans with a term of 5 years or less from the date the loan is first borrowed) On the date of each early repayment, you shall pay to the Bank an early repayment charge equal to 1% of the amount then being repaid
(For loans with a term of over 5 years from the date the loan is first borrowed) On the date of each early repayment made on or before the date which is 5 years after the date the loan is first borrowed, you shall pay to the Bank an early repayment charge equal to 1% of the amount then being repaid.
2.7 Period of offer
This agreement shall come into effect only if the Bank receives from you and finds in order to signed copy of this agreement on or before: Date
03/02/2012

3 The schedules
Preconditions Schedule
The Bank has received in form and substance acceptable to it a full appraisal of the Project, including a detailed cashflow of the projected cost. The appraisal is to be prepared by a party acceptable to the Bank and is to show no issues of concern to the Bank.
The Bank has received your written instruction for the loan monies to be placed in an account with the Bank and between the following parties: Molecular Profiles Limited, Nominated Signatory from Three Sixty Project Management Limited and a Representative of the Quantity Surveyor (to be) nominated on behalf of Wilson Bowden.
The Bank has received such evidence as it may require to confirm that no less than £500,000 of your own moneys to be spent towards the Project has been placed into an account with the Bank and between the fallowing parties: Molecular Profiles Limited, Nominated Signatory from Three Sixty Project Management Limited and a Representative of the Quantity Surveyor (to be) nominated on behalf of Wilson Bowden.
Security Schedule
An unlimited debenture from Molecular Profiles Limited, and
A first legal charge from Molecular Profiles Limited over the freehold land and buildings at 8 Orchard Place, Nottingham Business Park, Nottingham, NG8 6PX.
Repayment Schedule
Date Amount Date Amount

4 General terms and conditions
Use of Loan Proceeds
1.1 You confirm that you will use the loan exclusively for the purposes specified in the Specific Terms and Conditions.
Payment
2.1 You will repay the loan on the dates, and in the manner set out in the Specific Terms and Conditions. If the full amount of the loan is not borrowed the amounts of the instalments detailed will reduce accordingly.
2.2 You may at any time after giving at least 5 business days’ notice to the Bank repay the whole or part of the loan early. Unless the whole loan is repaid, each early repayment must be of at least £2000 You cannot redraw any amount you have paid off Where part of the loan is repaid early, the Bank will decide how to apply the early repayment, either by
(a) reducing subsequent repayments proportionately, or
(b) applying the early repayment to the then latest scheduled repayment instalments so as to reduce the term of the loan
2.3 If the repayment details set out in the Specific Terms and Conditions make specific reference to this clause
(a) the Bank may (but is under no obligation) at any time after giving you at least 30 days’ written notice vary the repayment instalment amount to reflect any change in the rate of interest applicable to the loan, and
(b) the Bank may, if changes in the rate of interest applicable to the loan are not taken into account by variations in the repayment instalment amount or if for any reason any amount remains owing to the Bank on the anticipated final repayment date, require you to continue the repayment instalments as set out in the Specific Terms and Conditions until such time as all amounts owing under and in connection with this agreement have been repaid in full
2.4 Where the amount of the loan specified in Section 2 of the Specific Terms and Conditions does not exceed £25,000, the requirement to give at least 5 business days’ notice to the Bank to make early repayment of all or any part of the loan and the minimum amount in respect thereof of £2,000, each as set out in Clause 2.2 above, shall not apply.
2.5 Without prejudice to the Bank’s rights expressed in Clause 6.1 of the General Terms and Conditions, If you fail to pay an instalment in full and on time, and any part of that amount has not been paid by the time the Bank calculates your next instalment amount, the Bank may (at its discretion):
(a) increase the amount of that next instalment and each of your remaining regular instalments proportionally to ensure that the full balance of the loan is repaid within the agreed term;
(b) extend the term of the loan; or
(c) increase the amount of your final instalment.
2.6 The Bank will apply any payments it receives from you against any interest before any other amounts on your account, including the outstanding principal of the loan. This will not apply to payments made specifically for fees and/or charges or where the Bank collects the interest and principal that make up your repayment from separate accounts.
2.7 All payments to be made by you shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim
Increased Costs and Changes in Circumstances
3.1 In running its business the Bank and any holding company of the Bank each has to comply with certain regulations and requirements laid down by regulatory and other official organisations or bodies as well as the law generally. The rate of interest quoted in the Specific Terms and Conditions has been set in the light of how this affects the cost (to the Bank and any such holding company) of the Bank funding, agreeing to make or of making the loan available at the time the Bank signed this agreement. If, as a result of any new laws, regulations or requirements or any changes in existing ones, such cost is increased the Bank may increase the rate of interest charged on the loan to compensate for that extra cost. The Bank will advise you in writing within 30 days of such increase taking effect
3.2 The Base Rate may change from time to time, if so, the Bank will tell you about the change by putting notices in a selection of national newspapers, and its branches within three business days of the change. The Bank will also update its website and interest rate helpline within three business days of a Base Rate change taking effect
3.3 (a) The Bank can change any term of this agreement at any time
(i) if the change is to your advantage;
(ii) to reflect changes in law, codes of practice which apply to the Bank or the way the Bank is regulated, or
(iii) to reflect any changes the Bank makes to its systems or processes
(b) If Clause 3.3(a) above permits the Bank to make any change, the Bank will tell you personally at least 30 days before the Bank makes a change to your disadvantage (other than a change to the Base Rate, which will be made in accordance with Clause 3.2 above). If you close or change your account within 60 days of the Bank telling you about this change and repay the outstanding balance, the Bank will not charge you extra to do so and you will not be required to pay any early repayment charges under Section 2. 6 of the Specific Terms and Conditions
(c) The Bank can make any other changes straight away by telling you personally or by putting notices in a selection of national newspapers, in its branches or on its website within the next 30 days
(d) When the Bank tells you personally about a change it will do so by letter, email, text, statement inserts or messages or in any other way which is sent to you individually.
Representations
4.1 You represent that
(a) all action required or necessary to authorise the execution of this agreement and the performance of your obligations under and in connection with this agreement has been taken and neither the execution of this agreement nor the performance of your obligations will constitute or result in any breach of any agreement, law, requirement or regulation,
(b) no material litigation, administrative or judicial proceedings are presently pending or threatened against you or your business or on your ability to meet your obligations under or in connection with this agreement or any security document given in connection with this agreement,
(c) there has been no material adverse change in the financial condition of your business since the date of the financial statement received by the Bank prior to the date on which this agreement is signed by the Bank, and
(d) no Event of Default (as described in Clause 6.1 below) has occurred and is continuing or will occur as the result of a borrowing under this agreement and no circumstance has occurred which, with the giving of notice or the passing of time, could become or cause an Event of Default
4.2 You shall be deemed to repeat the above representations on each day (with reference to the facts and circumstances then existing) prior to borrowing the loan and thereafter until all amounts payable to the Bank under this agreement have been paid.
Undertakings
Prior to drawdown of the loan and thereafter until all amounts payable to the Bank under this agreement have been paid:
5.1 you shall not:
(a) without the Bank’s consent create or allow to be in place any mortgage, charge or other security interest or encumbrance over the whole or any part of your business or any of the property, income or other assets of your business or enter into any transaction which in the Bank’s opinion has a similar effect, or factor or assign any debts.
(b) sell, lease or otherwise dispose or attempt to dispose of the whole or any part of your business or any of the property, income or other assets of your business other than for a full and fair value (save that no such sale, lease or other disposal may be made or entered into (i) if it would breach the terms of any security document given to the Bank, or (ii) in respect of any undertaking, property, revenue or asset over which the Bank then has a fixed charge or fixed security interest),
(c) significantly change the nature of your business as it is now conducted, or
(d) in the case of a Company or a Limited Liability Partnership, allow any subsidiary to do any of the above,
5.2 you shall promptly provide the Bank with copies of any financial information that the Bank may from time to time reasonably request, including but not limited to:
(a) copies of your financial statement within 180 days of the end of each financial year, and
(b) copies of your periodic management accounts at such intervals as the Bank may require in a form acceptable to the Bank within 30 days of the end of the period to which they relate. The Bank may at its option require such management accounts to incorporate on age-analysis of debtors, a schedule of all tenancies (if any) of any property held by the Bank as security at the date of the accounts, and/or a breakdown of stock in trade.
5.3 you shall maintain with reputable underwriters or insurance companies adequate Insurance on and over your business and the assets of your business, such insurance to be against such risks and to the extent usual for persons carrying on a business such as that carried on by you and, from time to time upon the request of the Bank, you shall furnish the Bank with evidence of such insurance.
5.4 if you have taken out a general insurance policy in connection with the loan, the Bank will hold any money the Bank receives in relation to the Insurance (including any claims payments paid to the Bank by the Insurer) in its capacity as a bank approved by the Financial Services Authority, rather than as a trustee for you (or in Scotland as an agent for you), and the Financial Services Authority’s client money rules do not apply to the money so held. Any insurance benefits the Bank receives from your insurance company, relating to the repayment of the loan, will be used towards paying off what you owe in this agreement,
5.5 if the ratio of the loan to the value of the security given to the Bank is at any time higher than that applicable on the date this agreement was signed by the Bank and unless any specific requirement is set out in any Additional Terms and Conditions added to this agreement (which requirement shall take precedence over this Cause) you agree promptly to -
(a) reduce the loan (in accordance with Clause 2 above including paying any early repayment charges if required under Section 2.6 of the Specific Terms and Conditions), or
(b) provide the Bank with additional security acceptable to the Bank, and
(c) provide such evidence as the Bank may from time to time require to confirm the value of such security and to confirm that the security remains effective
The Bank may have the security given to it revalued at any time during the term of the loan where, for example, the Bank needs to meet any regulatory requirements or to check that the value continues to be adequate security for repayment of the loan. You will pay the cost incurred by the Bank (acting reasonably) for each revaluation,
5.6 you shall conform at all times with all applicable EU and national laws including, but not limited to, environmental laws (as defined in Clause 7.16 below).

4 General terms and conditions continued
5.7 you shall, from time to time and upon reasonable notice given by the Bank
(following a request made by the European Investment Bank to the Bank), permit any person(s) appointed by the European Investment Bank or any person(s) with appropriate authority from the Court of Auditors at the European Commission to inspect all sites, installations and works used by you and connected in any way with the purposes specified in the Specific Terms and Conditions, the inspection being for the purpose of ascertaining whether you are using the loan exclusively for those purposes in accordance with the terms and conditions of this agreement, and you shall provide such persons with all necessary assistance and information for such an inspection (the Bank reserves the right to appoint a person to accompany the person appointed by the European Investment Bank or authorised by the European Commission on such an inspection), and
5.8 you shall deliver to the Bank such information as the European Investment Bank shall reasonably require concerning your activities and general financial position and you hereby agree that the Bank may disclose such information (including, but not limited to, the financial statement) to the European Investment Bank
Default and Termination
6.1 The events listed in (a) to (j) of this Clause 6.1 are called “Events of Default” As soon as an Event of Default happens or at any time thereafter, by giving notice to you, the Bank may cancel any obligations it has to lend money to you and may also make the loan become repayable on demand. When the loan is repayable on demand, you must repay the loan to the Bank together with all interest which has accrued on the loan and any other amounts owing under or in connection with this agreement as soon as the Bank requests you to pay these amounts. However you will not be required to pay any early repayment charges under Section 2.6 of the Specific “ Terms and Conditions. The Bank may do this at the time the loan becomes repayable on demand or at any later time.
Events of Default
(a) you fail to pay when due any indebtedness owed by you to the Bank,
(b) you fail to comply with any other obligation or undertaking to the Bank, or with the terms of this agreement or any other agreement with the Bank, or an event of default arises in connection with any other agreement with the Bank,
(c) you fail to pay when due any indebtedness owed by you to another creditor or any of your creditors changes (or obtains the right to change) the original date on which that indebtedness is or was due to be paid to an earlier date as a result of your failure to comply with obligations in connection with that indebtedness,
(d) any representation or statement made by you to the Bank, whether or not in connection with this agreement, proves to have been incorrect or inaccurate when made or deemed made,
(e) any guarantee, other security or other document or arrangement relied upon by the Bank in connection with the loan ceases to be continuing or ceases to remain fully effective or notice of discontinuance is received by the Bank or if the Bank reasonably believes that the effectiveness of any such document or arrangement is in doubt or if any provision of such document or arrangement is not complied with for any reason or any favourable tax treatment afforded to any pension policy or to any life policy held by or charged to the Bank ceases to be available,
(f) in the case of a Company or a Limited Liability Partnership
(i) any person with a legal claim takes possession or a receiver, administrator, custodian, trustee, liquidator or similar official is appointed of the whole or any part of your business or of any of the assets of your business or an administration application is presented or made for the making of an administration order or a notice of intention to appoint an administrator is issued by you or your directors or (in the case of a Limited Liability Partnership) your members or by the holder of a qualifying floating charge or notice of appointment of an administrator is filed by any person with the court or a judgment, decree or diligence is made or granted against you,
(ii) proceedings are commenced or a petition is presented or an order is made or a resolution is passed for your winding up or you are or become insolvent,
(iii) you stop or threaten to stop payment of your debts generally or you are deemed by law unable to pay your debts or you or your directors or (in the case of a Limited Liability Partnership) your members convene or become obliged to convene a meeting of shareholders, members or creditors with a view to winding up or an application is made in connection with a moratorium or a proposal to creditors for a voluntary arrangement is made by you or you take any action (including entering negotiations) with a view to readjustment, rescheduling, forgiveness or deferral of any part of your indebtedness,
(iv) the persons who now control you cease to have such control, or
(v) any of the events set out in this Clause 6.1(f) occur in relation to any parent or subsidiary or any guarantor of or provider of security for the loan or, in the case of any individual that provides any guarantee or other security for the loan, a petition is presented for a bankruptcy or sequestration order against any such individual or any such individual dies or becomes incapable of managing his or her affairs by reason of mental disorder, or any action is taken in any jurisdiction which is similar or analogous to any of these events in respect of you or any of the aforementioned parties,
(g) in all other cases
(i) any person with a legal claim takes possession or a receiver, administrator, judicial factor, interim trustee, trustee in sequestration or similar official is appointed of the whole or any part of your business or of any of your business assets or an application or a petition is presented or made for either an administration or a bankruptcy order against you or a judgment, decree or diligence is made or granted against you,
(ii) a petition is presented or an order is made for your winding up (if you are a partnership) or you resolve either to cease trading or to wind up your business in any way or dissolve such business for any reason,
(iii) you stop or threaten to stop payment of your debts generally or you are deemed by law unable to pay your debts or on application is made in connection with a moratorium or a proposal to creditors for a voluntary arrangement by you or you take any action (including entering negotiations) with a view to readjustment, rescheduling, forgiveness or deferral of any part of your indebtedness,
(iv) you die or become incapable of managing and administering your property and affairs by reason of mental disorder or (if you are a partnership) there is any change in the membership of the partnership, or
(v) any of the events set out in this Clause 6.1(g) occur in relation to any guarantor of or provider of security for the loan or any action is taken in any jurisdiction which is similar or analogous to any of these events in respect of you or any guarantor of or provider of security,
(h) you cease or threaten to cease to carry on your business in the normal course or you fail to maintain or breach any franchise, license or right necessary to conduct your business or breach any legislation relating to your business, including but not limited to any applicable environmental protection laws,
(i) you fail or have failed to disclose to the Bank any important information that is relevant to the loan or the security required or you undertake or are subject to any action or occurrence which the Bank reasonably believes could place at risk the payment of any amount owing to the Bank, or
(j) you do not have a servicing account.
6.2 If any Event of Default happens or anything happens that might reasonably be expected to lead to an Event of Default, you shall inform the Bank immediately.
6.3 If any amount payable in respect of this agreement is not paid when due (including any amount payable under this Clause 6) we may require you to pay interest on that amount at the default rate from the date on which the amount was due until it is paid to the Bank (whether before or after judgment), interest, if unpaid, may be added to the amount in default at monthly intervals. The default rate shall be the rate determined by the Bank to be 3% per annum higher than the rate of interest specified in the Specific Terms and Conditions that would normally apply.
6.4 You shall indemnify the Bank against any costs incurred or losses reasonably sustained by the Bank as the result of any Event of Default happening or any failure by you to pay any amount demanded by the Bank as a result of an Event of Default,
6.5 You shall also pay any costs and expenses reasonably incurred by the Bank in enforcing or perfecting any security for the loan and in enforcing or preserving its rights under this agreement
Other
7.1 This agreement (and any non-contractual obligations arising out of or in connection with this agreement) shall be construed and have effect in accordance with the applicable law and is subject to the jurisdiction of the Courts in the jurisdiction of the applicable law. The applicable law will be the laws of England and Wales or the laws of Scotland; It will be the governing law of the country in which the branch or office of the Bank given at the heading of this agreement is situated on the date this agreement is signed by the Bank. The Bank may take action against you in any other jurisdiction where proceedings may be lawfully commenced
7.2 No delay or omission by the Bank in exercising any of its rights hereunder shall operate or be construed as a waiver, nor shall any single or partial exercise of any such right prevent any other or further exercise of any other right
7.3 if the loan is to be borrowed, or if any payment becomes due from you, on a day which is not a business day then the amount concerned will be borrowed or, as the case may be will become payable on the next business day.
7.4 The Bank may use any credit balance there may be on any of your accounts held with the Bank towards payment of any amounts owed by you to the Bank under this agreement without notifying you beforehand, whether such credit balances are in sterling or any other currency or are deposited for feud or determinable periods.
7.5 Unless otherwise agreed by the Bank you shall at all times during the term of this agreement keep a servicing account with the Bank and all amounts from time to time due to the Bank under this agreement may be debited to that account. The Bank recommends that you make sure you have enough funds to meet all such payments as they become due if you do not maintain such an account with the Bank, the Bank may (without prejudice to its rights under Clause 6.1 above) add to your loan account any interest that is to be paid by you but which is not paid on the date it is due for payment. The Bank may charge interest on any amount so added to the loan account.
7.6 Any security given to the Bank [whether given before the date on which this agreement is signed by the Bank or at any time in the future and whether or not specified in this agreement] shall, unless otherwise agreed by the Bank, be security not only for the loan but also for all other moneys and liabilities whether certain or contingent at any time due, owing or incurred by you to the Bank.

4 General terms and conditions continued
7.7 The Bank may sell, assign, transfer, securitise or otherwise dispose of in any manner its rights or obligations under this agreement to any other person, or enter into transactions which have the effect of transferring the economic or credit risks and/or rewards of the Bank under this agreement with any other person.
You will promptly execute any documents that the Bank may reasonably require to give effect to any such assignment, assignation, transfer, securitisation or other disposal. You may not assign, transfer or otherwise dispose of any of your rights, obligations or benefits under this agreement
7.8 In the event of, or in connection or contemplation of, a proposed sole, assignment, securitisation, transfer or other disposal of risks and/or rewards of the loan (or part of it) or sale, assignment, transfer, securitisation or other disposal of any of the Bank’s rights under this agreement the Bank may disclose information about you, your finances and this agreement to any potential purchaser, assignee, transferee, counterparty to an agreement transferring risks and/or rewards, rating agencies, listing authorities, their and our advisers, or any other person to whom the Bank may deem it necessary to disclose such information to in relation to any proposed sale, securitisation, transfer, assignment or transfer of risks and/or rewards.
7.9 You consent to the Bank disclosing Information about you, your finances and this agreement to any person providing any security for any of your obligations, and to them giving us information about you.
7.10 This agreement and all communications from you to the Bank. In connection with this agreement and the loan (all of which are to be sent in writing to the Bank) shall, in the case of a Company or Limited Liability Partnership, be signed on your behalf either in accordance with the mandate given by you to the Bank, or if requested by the Bank, in accordance with a specific resolution of your Board of Directors/Members, or in the case of a partnership, shall be signed by all partners unless otherwise agreed by the Bank, or in all other cases, shall be signed in accordance with the mandate given by you to the Bank
7.11 Any change to this agreement other than the changes to be made by the Bank as provided In this agreement must be made in writing and be signed by the contracting parties
7.12 If the loan is available to more than one person, each and every undertaking and liability of all of you under and in connection with this agreement shall be joint and several and references to you shall mean any one or more of you. Therefore each of you is jointly and separately responsible for complying with the terms and conditions of this agreement and for repaying all the liabilities under this agreement and not just a share of them. The Bank may take action against all or any one of you.
7.13 This agreement is for the benefit of the contracting parties only and shall not confer any benefit on or be enforceable by a third party
7.14 The Specific Terms and Conditions and General Terms and Conditions together with any Additional Terms and Conditions attached to this agreement shall be read and construed as one agreement.
7.15 In this agreement the following terms shall have the following meanings:
the “Bank” includes its successors and assigns
“Base Rate” means the official bank rate from time to time of Bank of England (or any rate at any time replacing that rate) which will be displayed in the Bank’s branch where your account is held and on the Bank’s website, currently www.lloydstsb.com/business, and may be varied (either up or down) by the Bank of England at any time.
a “business day” means a day other than a Saturday or a Sunday on which banks in the jurisdiction of the applicable law are open for normal business.
“control” shall have the meaning given to it in Section 840 of the Income and Corporation Taxes Act 1988 or any amendment to or restatement of that Act for the time being in force.
“current account” means your main business current account with the Bank.
“environment” means the following, in so far as they affect human well-being
(a) fauna and flora; (b) soil, water, air, climate and the landscape, and (c) cultural heritage and the built environment.
“environmental laws” means EU law and national laws and regulations as apply in the jurisdiction of the applicable law referred to in Clause 7.1 above, as well as applicable international treaties, of which a principal objective is the preservation, protection or improvement of the environment
“financial statement” means at any particular time the latest balance sheet and profit and loss account of your business together with the notes to both. You must ensure they are audited or signed by an independent accountant if required by law or if reasonably required by the Bank. You must also ensure that, unless the Bank allows otherwise (the Bank will not unreasonably withhold or delay its permission), they are prepared on the same basis and (except to the extent necessary to reflect any changes in generally accepted accounting principles) in accordance with the same accounting principles as the latest such balance sheet and profit and loss account received by the Bank prior to the date on which this agreement is signed by the Bank
“loan” means, at any particular time, the total amount which may be borrowed by you under this agreement or, if appropriate, the total amount which has been debited to the loan account and remains outstanding at such time. The loan may, at any time, include any interest, costs and charges added to the loan account in accordance with this agreement
“month” means a calendar month
“parent” and “subsidiary” shall have respectively the meaning given to parent undertaking and subsidiary undertaking in Section 1162 of the Companies Act 2006 or any amendment to or restatement of that Act for the time being in force. During any period in which you do not have a subsidiary, all references to your subsidiaries shall be ignored and the relevant text read and construed accordingly.
“servicing account” means an account through which the Bank channels your and the Bank’s payments under this agreement. You may use your current account with the Bank as your servicing account.
“your business” shall include, in the case of a Company or a Limited Liability
Partnership, the business of your subsidiaries.
7.16 The Bank will not be liable for any loss, damage, interruption, delay or non-performance in connection with this agreement to the extent that it is caused by events which are beyond the Bank’s reasonable control which may include for example explosion, terrorism, war, riot or other civil disturbance or failure or interruption of any electronic communications system caused by someone else.
7.17 If you do not pay the Bank what you owe under this agreement and the Bank does not require you to pay interest on that amount at the default rate pursuant to Clause 6.3 above and the Bank obtains judgment against you in a court, the Bank may continue to charge interest on the judgment amount at the rate specified in Section 2.3 of the Specific Terms and Conditions of this agreement
7.18 If any term or provision in this agreement shall in whole or in part be held to any extent to be invalid, void, illegal or unenforceable under any enactment or rule of law, that term or provision shall to that extent be deemed not to form part of this agreement and the enforceability of the remainder of this agreement shall not be affected.
7.19 You may at any time substitute any property charged to the Bank with alternative property if the alternative property has a value at least equal to the value of the property to be released. When the Bank is satisfied that the alternative security is fully effective, it will discharge the security being substituted.
Use of Personal Information and Credit, Fraud and Identification Checks
When you apply to open an account, we will check our own records for information on Individuals who are Key Account Parties. “Key Account Parties” are Individuals who are sole traders, proprietors, partners, directors, members, beneficial owners, trustees or other controlling officials of the business or organisation including signatories to the account. We may also carry out a search through credit reference agencies on these Individuals. The credit reference agencies will keep a record of this search and this record may be used by other organisations to verify their Identities. We may also check or share information with fraud prevention agencies to prevent fraud and money laundering.
When you apply for credit and credit related or other facilities, we may carry out a search through credit reference agencies on you and/or Key Account Parties. The credit reference agencies will keep a record of this search whether or not the application proceeds. A record of the search on personal files will not be made available to other organisations. A record of the search on the business file will be made available to other organisations. We may also check or share information with fraud prevention agencies to prevent fraud and money laundering.
When you have an account with us, we may disclose how you have run your account(s) to credit reference agencies. If you borrow and do not repay in full and on time, we may tell the credit reference agencies. We may make periodic searches of the Lloyds Banking Group records and credit reference agencies to manage your account(s) including to make decisions whether to continue or extend existing credit. The Lloyds Banking Group includes us and a number of other companies using brands including Lloyds TSB, Halifax and Bank of Scotland, and their associated companies. More information on the Lloyds Banking Group can be found at www.lloydsbankinggroup.com. For these purposes “associated companies” includes Lloyds Banking Group plc and any subsidiary, affiliate or other firm directly or indirectly controlled from time to time by either Lloyds Banking Group plc or us.
We may also check and share information with fraud prevention agencies to prevent fraud and money laundering.
If false or inaccurate information is provided or fraud is suspected, details may be passed to fraud prevention agencies and other relevant agencies.
If you or Key Account Parties ask, we will tell you or them which credit reference and fraud prevention agencies we have used so you or they can get a copy of your or their details from these agencies.
This is a condensed guide to the use of your personal and business information by us and at credit reference and fraud prevention agencies. If you would like to read full details of how data may be used, please visit our website at www.lloydstsb.com/commercial/customerdata or contact your relationship manager or relationship team.
5. Declaration for exemption relating to business (sections 16B and 189(1) and (2) Consumer Credit Act 1974)
(Only applicable if you are a sole trader or a partnership of two or three partners or an unincorporated body)
I am/We are* entering this agreement wholly or predominantly for the purposes of a business carried on by me/us* or intended to be carried on by me/us.*
I/We* understand that I/we* will not have the benefit of the protection and remedies that would be available to me/us* under the Consumer Credit Act 1974 if this agreement were a regulated agreement under that Act.
I/We* understand that this declaration does not affect the powers of the court to make an order under section 1408 of the Consumer Credit Act 1974 in relation to a credit agreement where it determines that the relationship between the creditor and the debtor is unfair to the debtor.
I am/We are* aware that, if I am/we are* in any doubt as to the consequences of the agreement not being regulated by the Consumer Credit Act 1974 I/We should seek independent legal advice.
*Delete as appropriate.

6 Your acceptance
By signing and returning this agreement:
(a) you acknowledge having received, read and understood a copy of this agreement and agree to the Specific Terms and Conditions and to the General Terms and Conditions set out above and to the attached Additional Terms and Conditions form numbered
10412-0811
(together “the agreement”), you acknowledge that this agreement comprises all the terms currently applicable to the loan and that no representation made in good faith, warranty or undertaking has been made by the Bank in connection with the loan which is not set out in this agreement, and you acknowledge that in deciding to enter into this agreement and to proceed with any transaction or project for which the loan has been sought you have not received or relied upon any advice given by the Bank.
(b) (If you are a sole trader or a partnership of two or three partners or an unincorporated body), you also acknowledge that you have made a declaration for exemption relating to businesses as set out above.
This agreement creates legal obligations and therefore before signing we recommend that you consider getting independent advice. This may help you in understanding the potential consequences in the event that things go wrong.
For Company/Limited Liability Partnership
Signed for and on behalf of the customer by:
Director/ name (delete as appropriate) /Authorised signatory name (delete as appropriate)
NIKIN PATEL EMMA GAINFORD
Signature Signature
/s/ Nikin Patel /s/ Emma Gainford
Date 6 JANUARY 2012 Date 6.1.12
Pursuant to a Resolution of the board/members dated
This will be either the date of the account mandate, if an appropriate resolution is contained therein, or the date of a specific resolution passed in respect of this agreement
For Sale Trader/Partnership (other than Limited Liability Partnership)
Signed by
Signature Signature
Date Date
Print name Print name
Signature Signature
Date Date
Print name Print name
For bank use only Manager/Authorised signatory
Signed for and on behalf of the Bank by: Manager/Authorised name /s/ Leo Magee
Date 6.1.12
Please contact your relationship team or branch if you’d like this in Braille, large print or on audio tape www.lloydstsb.com/business
We accept calls made through RND Typetalk. Calls may be monitored or recorded in case we need to check we have carried out your instructions correctly and to help improve our quality of service
Lloyds TSB Commercial is a trading name of Lloyds TSB Bank plc and Lloyds TSB Scotland plc and serves customers with an annual turnover of up to £15M.
Lloyds TSB Bank plc Registered office 25 Gresham Street, London EC2V 7HN. Registered in England and Wales no. 2065 Telephone 020 7626 1500.
Lloyds TSB Scotland plc Registered office: Henry Duncan House, 120 George Street, Edinburgh EH2 4LH. Registered in Scotland no. 95237 Telephone 0131 225 4555
Authorised and regulated by the financial Services Authority under numbers 119278 and 191240 respectively.
We subscribe to The Lending Code, copies of the Code can be obtained from www.lendingstandardsboard.org.uk 12512 0211

Additional Terms and Conditions Financial Covenants

Please contact your business team or branch if you’d like this in Braille, large print or on audio tape. We accept calls made through RNID Typetalk. Calls may be monitored or recorded in case we need to check we have carried out your instructions correctly and to help improve our quality of service.

When this document has been signed by ☒ Lloyds TSB Bank plc              Lloyds TSB Scotland plc (the “Bank”) and Molecular Profiles Limited                      *carrying on business under the name of                      the terms and conditions below marked with an “X” will be added to the terms and conditions set out in the BUSINESS LOAN AGREEMENT which was signed by the Bank                      on                      (the “Agreement”). These Additional Terms and Conditions shall apply for as long as any moneys are owing to the Bank under the Agreement or the Bank is under any obligation under the Agreement

The covenants will be tested at the frequency annotated below against (a) each financial statement, if the covenant is marked as being tested annually, and/or (b) against your management accounts or, if appropriate, against your tenancy schedules, if the covenant is marked as being tested monthly or quarterly. For the avoidance of doubt:

(a)	you are required to provide the Bank with sufficient information to enable the Bank to test the covenants. This information is to be provided pursuant to the Agreement, and

(b)	the covenants will be tested for the period of the accounts unless, in the case of a monthly or quarterly test, the covenant is also marked as being tested on a rolling 12 months. In this case, each test will be for the 12 month period ending on the test date.

Frequency of Covenant testing
			Monthly	Quarterly	Annually	Rolling 12 months
	CFADS to debt service	CFADS is not at any time to be less than % of the aggregate of the consolidated principal repayments and the consolidated interest paid and payable (whether to the Bank or to any other person) for the period covered by the accounts.	☐	☐	☐	☐

	EBITDA to debt service	EBITDA is not at any time to be less than % of the aggregate of the consolidated principal repayments and the consolidated interest paid and payable (whether to the Bank or to any other person) for the period covered by the accounts.	☐	☐	☐	☐

	Minimum retained profit	Retained Profit of not less than £ is to be reported in each financial statement (commencing with the financial statement as at			☐

	Interest cover	Your consolidated Profit Before Taxation and interest paid and payable is not at any time to be less than % of the consolidated interest paid and payable (whether to the Bank or to any other person) for the period covered by the accounts.	☐	☐	☐	☐

	Gross rental cover	The total Rental Income received by you from all Property is not at any time to be less than % of the aggregate of the principal repayments and the interest paid and payable to the Bank for the period covered by the accounts.	☐	☐	☐	☐

	Minimum gross rent	The total rental income received by you from all Property is not for any year to be less than £	☐	☐	☐	☐

Frequency of Covenant testing
				Monthly	Quarterly	Annually
☒	Minimum net worth	Net Worth is at all times to be maintained at not less than £ 4,000,000		☐	☐	☒

	Gearing	Borrowing is not at any time to exceed % of Net Worth		☐	☐	☐

	Good trade debtors cover	Good Book Debts (after taking into account any amounts ranking in priority to amounts owing to the Bank) are not at any time to be less than % of your utilisation of all facilities provided to you by the Bank.		☐	☐	☐

	Loan to value	The total amount owing to the Bank (whether certain or contingent) by you is not at any time to exceed the aggregate of % of the latest valuation received by the Bank of all Property (after taking into account any amounts ranking in priority to amounts owing to the Bank).		☐	☐	☐

*	delete as appropriate

Definitions

Borrowing shall include all your (and, if you have any subsidiaries, all of your subsidiaries’) borrowed moneys and all liabilities and indebtedness, whether or not then due, under acceptance credits and hire purchase, instalment credit, factoring, invoice discounting or similar agreements but excluding trade debts and liabilities for the payment of tax. If you are a company or a limited liability partnership. Borrowing shall exclude all loans from your directors or, as the case may be, members.

CFADS (Cash Flow available for Debt Service) means your consolidated Profit Before Taxation and interest paid and payable after adding back depreciation, amortisation of goodwill and other non-cash profit and loss items, plus or minus net movements in working capital, less tax paid, dividends paid and payable or, as the case may be, drawings made available and capital expenditure paid (net of capital expenditure funded by asset disposals and/or hire purchase and/or finance leasing)

EBITDA means your consolidated Profit Before Taxation, depreciation, amortisation of goodwill and of other intangibles and interest paid and payable (but after dividends paid and payable or, as the case may be, after drawings made available).

Good Book Debts means those debts due to you in the normal course of business (over which a charge or security interest has been given to the Bank in a form acceptable to the Bank) but excluding (a) any debts arising from the sale of goods acquired which remain subject to reservation of title, (b) any debts more than 3 months old or considered by you or your auditors (if appropriate) to be irrecoverable, (c) any contract debtors, and (d) any contra or intra-group debts.

Net Worth shall mean at any particular time:

(a) if you are a company or a limited liability partnership the aggregate of the amount paid up on your issued share capital (if you have any) and the consolidated distributable and non-distributable reserves of you and your subsidiaries but (i) after deducting the total of any debit balance on profit and loss account and the book value of goodwill and any other intangible assets, and (ii) excluding any minority interests in subsidiaries and any increase in the valuation of assets subsequent to the date of the financial statement, or

(b) if you are not a company or a limited liability partnership, the net aggregate of all credit balances (after deducting any debit balances) of your Capital Accounts (or the accounts similarly styled in the financial statement which, for the avoidance of doubt, shall not include any loan moneys) less the book value of goodwill and any other intangible assets, excluding any increase in the valuation of assets subsequent to the date of the financial statement but, at the discretion of the Bank, increased to include the amount of (i) any undrawn profits, and (ii) any taxation reserves.

Profit After Taxation and Profit Before Taxation shall include items of an exceptional nature and shall exclude items of an extraordinary nature unless taken into account at the Bank’s discretion for the purpose of any relevant calculation.

Property means freehold and/or leasehold property (or, if in Scotland, heritable property owned or leased) over which a charge or security interest has been given to the Bank in a form acceptable to the Bank.

Rental Income means income derived from rents and service charges, excluding sums charged in respect of insurance premiums, any statutory charges and any intra-group rental income.

Retained Profit means your consolidated Profit After Taxation and dividends paid and payable (or, as the case may be, after drawings made available) and after deducting any profit attributable to minority interests in subsidiaries and after taking into account any items of an extraordinary nature and any items of an exceptional nature.

Note:	If you do not have any subsidiaries, references in these Additional Terms and Conditions to “subsidiaries” and to “consolidated” shall be ignored and the relevant text shall be read and construed accordingly.

This document creates legal obligations and therefore before signing we recommend that you consider getting independent advice. This may help you in understanding the potential consequences in the event that things go wrong.

For Sole Trader/Partnership (other than Limited Liability Partnership)

Signed by

Print name	Print name

Signature	Signature

Date	Date

Print name	Print name

Signature	Signature

Date	Date

Print name	Print name

Signature	Signature

Date	Date

For Company / Limited Liability Partnership

Signed for and on behalf of

MOLECULAR PROFILES LTD

by	and by

Print name	Print name
NIKIN PATEL	EMMA GAINFORD

Signature	Signature
/s/ Nikin Patel	/s/ Emma Gainford

Date 6 JANUARY 2012	Date 6-1-12

*Director/Member/Authorised Signatory	*Authorised Signatory/Secretary

Pursuant to a resolution of the board/members dated #
Date
Signed for and on behalf of the Bank by

*Manager/Authorised Signatory	* Delete as appropriate.
/s/ Leo Magee	# This will be either the date of the account mandate, if an appropriate resolution is contained therein or the date of a specific resolution passed in respect of the loan
Date

Lloyds TSB Bank plc Registered Office 25 Gresham Street, London EC2[ILLEGIBLE] 7HN. Registered in England and Wales, no 2065

Lloyds TSB Scotland plc Registered Office: Henry Duncan House, 120 George Street, Edinburgh EM2 4LH Registered in Scotland, no 95237

Authorised and regulated by the Financial Services Authority under numbers 119278 and 191240 respectively

Licensed under the Consumer Credit Act 1974 under registration numbers 0004685 and 0198797 respectively

BUSINESS LOAN AGREEMENT

We LLOYDS TSB BANK PLC (the “Bank”) of Credit Fulfilment and Monitoring, Level 5, 110 St. Vincent Street, Glasgow G2 5ER offer you MOLECULAR PROFILES LIMITED (company registered number 03397582) of 8 Orchard Place, Nottingham Business Park, Nottingham, NG8 6PX a loan on the following terms and conditions.

SPECIFIC TERMS AND CONDITIONS

THE LOAN

The maximum amount of the loan (excluding any amounts of interest that will be added to the loan) shall be £1,500,000. This amount is to be used for to assist you with the construction of new offices and laboratory. The loan may be borrowed in several amounts on or before 30th November 2012 or such later date as the Bank may agree. You will not be entitled to borrow any amount that has not been borrowed by the agreed date. The proceeds of the loan will be credited to your current account no. 301898 01056523.

Unless the Bank agrees otherwise, no borrowing may be made until all the PRECONDITIONS set out below have been satisfied.

PRECONDITIONS

Unless received by the Bank prior to the date on which this agreement is signed by the Bank, the Bank is to receive in form and substance acceptable to the Bank the security and other documents (if any) listed in the Security Schedule to this agreement and the documents, evidence or other requirements of the preconditions (if any) set out in the Preconditions Schedule to this agreement. Any security received should be accompanied by such evidence as the Bank may reasonably require to confirm the value of such security and to confirm that such security is fully effective.

FEES AND COSTS

You shall pay any costs and expenses incurred by the Bank in assessing the loan, in the preparation of this agreement and of any amendment, waiver or consent letter at any time entered into, in the preparation, valuation, taking or release of any guarantee or security at any time given in connection with this agreement and in connection with the revaluation of any such security from time to time. These costs and expenses may arise whether or not the loan is made available to you. The Bank will provide you with an estimate of the amount of any such costs and expenses before they are payable.

An arrangement fee of £15,000 is also payable. This fee shall be paid to the Bank by you on the date the first amount is borrowed under this agreement.

As mentioned in clauses 3 & 6 of the GENERAL TERMS AND CONDITIONS, other costs may arise in connection with the loan or in connection with the repayment of the loan.

INTEREST

The rate of interest payable on the loan will be Base Rate plus an interest margin of 2.55% per annum, currently 3.05% per annum in total.

Interest shall be paid by you prior to the first repayment date and added to the loan from and after the first repayment date. Interest shall be paid or, as the case may be, added to the loan 1 month after the date of the first borrowing, at monthly intervals thereafter and on the date of final repayment of the loan.

Interest is calculated on a daily basis on the amount of the loan from time to time outstanding. Interest for any particular period is calculated on the number of days in that period and a year of 365 days.

If you fail to pay any amount payable under this agreement when due the rate of interest may be increased in accordance with clause 6.3 of the GENERAL TERMS AND CONDITIONS.

REPAYMENT

The loan is repayable in 168 consecutive monthly instalments representing principal and interest commencing on the date which is 13 month after the date the loan is first borrowed. The amount of these instalments will vary with changes in the interest rate and the number of days in the charging period.

If the full amount of the loan is not borrowed the amounts of the instalments detailed above will be reduced accordingly.

EARLY REPAYMENT

The loan may be repaid early in accordance with clause 2 of the GENERAL TERMS AND CONDITIONS.

FINANCIAL COVENANTS

For as long as any moneys are owing to the Bank under this agreement or the Bank is under any obligation under this agreement you shall comply with the financial covenant set out below.

Net Worth is at all times to be maintained at not less than £4,000,000.

This covenant will be tested against each financial statement.

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PERIOD OF OFFER

This agreement shall come into effect only if the Bank receives from you and finds in order a signed copy of this agreement on or before 8th January 2012 (or such later date as the Bank may agree).

GENERAL TERMS AND CONDITIONS

Use of Loan Proceeds

1.1	Unless the loan is only for working capital or general business purposes, each amount borrowed shall be held in trust for the Bank until used for the purpose stated in the SPECIFIC TERMS AND CONDITIONS.

Repayment

2.1	You will repay the loan on the dates and in the manner set out in the REPAYMENT section of the SPECIFIC TERMS AND CONDITIONS.

If you fail to make any repayment in full and by the time the Bank calculates the next repayment instalment amount, the Bank may (at its discretion and without prejudice to the Bank’s rights expressed in clause 6.1 below):

(a)	increase the amount of that next instalment and each of your remaining regular instalments proportionately to ensure that the full balance of the loan is repaid within the agreed term of the loan;

(b)	extend the term of the loan; or

(c)	increase the amount of the final repayment instalment.

The Bank will apply any payments it receives from you against any interest before any other amounts on your account, including the outstanding principal balance of the loan. This will not apply to payments made specifically for fees and/or charges or where the Bank collects the interest and principal that make up your repayment from separate accounts.

2.2	You may at any time after giving at least 5 business days’ notice to the Bank make early repayment of all or any part of the loan together (in either case) with interest accrued to the date of payment. Each early repayment of part of the loan must be of at least £5,000 (excluding accrued interest). If the loan is to be repaid in more than one amount, the Bank will decide how to apply the early repayment, either (a) by reducing subsequent repayments proportionately or (b) by applying the early repayment to the then latest scheduled repayment instalments so as to reduce the term of the loan. No amount repaid early may be borrowed again.

Increased Costs and Changes in Circumstances

3.1	In running its business the Bank and any holding company of the Bank each has to comply with certain regulations and requirements laid down by regulatory and other official organisations or bodies as well as the law generally. The rate of interest quoted in the SPECIFIC TERMS AND CONDITIONS has been set in the light of how this affects the cost (to the Bank and any such holding company) of the Bank funding, agreeing to make and of making the loan available at the time the Bank signed this agreement. If, as a result of any new laws, regulations or requirements or any changes in existing ones or in the interpretation or application of any existing ones, such cost is increased, the Bank may increase the rate of interest charged on the loan to compensate for that extra cost. The Bank will advise you in writing within 30 days of such increase taking effect.

3.2	(a)

If the currency in which the loan is denominated is due to be or has been converted into the euro or into any other currency as a result of a change in law, the Bank can amend any term of this agreement. Such an amendment will be only to the extent the Bank thinks necessary to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency and to put the Bank in the same position, so far as possible, that it would have been in if no change in currency had occurred.

(b)	The Bank can also change any term of this agreement at any time (even if an Event of Default has not occurred):

(i)	to reflect the introduction of or any other change in law or in any code of practice which applies to the Bank or the way the Bank is regulated;

(ii)	to reflect any changes the Bank makes to its systems or processes; or

(iii)	if the change is to your advantage.

(c)	If the Bank makes a change pursuant to this clause 3.2 which is to your disadvantage, the Bank will give you 30 days’ prior notice. This notice may be by letter, email, text, statement inserts or messages or in any other way which is sent to you. The Bank can make any other changes straight away by telling you personally or by putting notices in a selection of national newspapers, in its branches or on its website within the next 30 days.

For the avoidance of doubt any change in Base Rate is not subject to 30 days’ notice. Base Rate may be changed at any time as specified in the definition of Base Rate set out in clause 8.11 below.

(d)	At any time within 60 days of receipt of the Bank’s 30 days’ notice (as referred to in paragraph (c) above) you may make early repayment of all (but not part) of the loan. Such repayment shall be in accordance with clause 2 above.

Continuation of a LOAN AGREEMENT between

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Representations

4.1	You represent that:

(a)	all action required or necessary to authorise the execution of this agreement and the security documents (if any) required from you by this agreement and the performance of your obligations under and in connection with this agreement and such security documents has been taken,

(b)	neither the execution of this agreement nor the performance of your obligations under and in connection with this agreement, including the giving of any security, will constitute or result in any breach of any agreement, law, requirement or regulation (including, for the avoidance of doubt, your constitutive documents),

(c)	no material litigation, administrative or judicial proceedings are presently pending or threatened against you, any of your subsidiaries or any of your or any such subsidiary’s directors,

(d)	there has been no material adverse change in your financial condition or that of any of your subsidiaries since the date of the financial statement received by the Bank prior to the date on which this agreement is signed by the Bank, and

(e)	no Event of Default (as described in clause 6.1 below) has occurred and is continuing and no circumstance has occurred which, with the giving of notice or the passing of time, could become or cause an Event of Default.

4.2	You shall be deemed to repeat the above representations on each day (with reference to the facts and circumstances then existing) prior to borrowing the loan and thereafter until all amounts payable to the Bank under this agreement have been paid.

Undertakings

Prior to borrowing the loan and thereafter until all amounts payable to the Bank under this agreement have been paid:

5.1	neither you nor any of your subsidiaries shall without the Bank’s consent:

(a)	create or allow to be in place any mortgage, charge or other security interest or encumbrance over the whole or any part of your or their business or any of the property, income or other assets of your or their business or enter into any transaction which in the Bank’s opinion has a similar effect, or factor or assign arty debts,

(b)	part with, sell, transfer, lease or otherwise dispose of (or attempt or agree to do any such thing) the whole or any material part of your or any of your subsidiary’s undertaking, property, revenue or assets (either by a single transaction or a number of transactions whether related or not) other than for full value on an arm’s length basis (save that no parting with, sale, transfer, lease or other disposal may be made or entered into (i) if it would breach the terms of any security document given to the Bank, or (ii) in respect of any undertaking, property, revenue or asset over which the Bank then has a fixed charge or fixed security interest),

(c)	change the nature of your or their business as it is now conducted,

(d)	agree or enter into any substantial property transaction as set out in Sections 190 to 196 of the Companies Act 2006, or

(e)	make any loan, give any guarantee or provide any other security as set out in Sections 197 to 214 of the Companies Act 2006 or allow any such loan, guarantee or other security to continue,

5.2	you shall provide to the Bank:

(a)	copies of your financial statement within 210 days of the end of each financial year, and

(b)	copies of your quarterly management accounts in a form acceptable to the Bank within 45 days of the end of the period to which they relate. The Bank may at its option require such management accounts to incorporate an age-analysis of debtors, a schedule of all tenancies (if any) of any property held by the Bank as security at the date of the accounts, and/or a breakdown of stock in trade, and

(c)	copies of any financial information or information regarding any security that the Bank may from time to time reasonably request promptly on request and within any timescale reasonably required by the Bank,

5.3	you and each of your subsidiaries shall maintain with reputable underwriters or insurance companies adequate insurance on and over your respective business and assets. Such insurance is to be against such risks and to the extent usual for persons carrying on a business such as that carried on by you or, as the case may be, by the relevant subsidiary and is, if so requested by the Bank at any time, to include appropriate terrorism cover. From time to time upon the request of the Bank, you shall furnish the Bank with evidence of such insurance,

5.4	in respect of any pension policy or life policy held by or charged to the Bank, you agree to ensure that the premiums are paid when due and, upon request from the Bank at any time, promptly to provide the Bank with evidence that payment has been made. In the case of any such pension policy you also agree:

(a)	upon request by the Bank at any time, promptly to provide the Bank with evidence that the commutation proceeds will be paid to the Bank,

(b)	except to the extent that you have and apply other funds in repayment of the loan, to take the maximum benefit of the pension policy by way of commutation and to apply that benefit in repayment of the loan when due, and

(c)	not to agree to any arrangement that would reduce the commutation amount of the pension policy nor arrange for any transfer to be made from the pension policy,

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5.5	if the purpose of the loan (as stated in the SPECIFIC TERMS AND CONDITIONS) involves building works or works enabling building works affecting any property, you agree that promptly upon request by the Bank at any time you shall:

(a)	provide the Bank with evidence in a form acceptable to the Bank that you have obtained all necessary permissions and approvals for the proposed works and have entered into (in a form of contract acceptable to the Bank) all contracts necessary for the due completion of the proposed works. You will at all times ensure that any other party to any such contract (whether or not such contract has been provided to the Bank) complies with the contract in accordance with its terms. You shall not, without the consent of the Bank, agree to any modification in the terms of any contract which has been provided to the Bank, or terminate any such contract or stop work on any proposed works prior to completion of the works, and

(b)	provide to the Bank confirmations (each in a form and from a party acceptable to the Bank) of all expenditure on the works. The Bank may refuse to permit any borrowing of the loan if the total of all borrowings made under this agreement in respect of the works exceeds the total expenditure detailed in the confirmations, and

5.6	you agree to reduce the loan (in accordance with clause 2 above) or to provide the Bank with additional security acceptable to the Bank if the ratio of the loan to the value of the security given to the Bank is at any time higher than that applicable on the date this agreement was signed by the Bank and agree to provide such evidence as the Bank may from time to time require to confirm the value of such security and to confirm that the security remains fully effective. If the loan is to be repaid in more than one amount, the Bank will decide how to apply any early repayment, either (a) by reducing subsequent repayments proportionately or (b) by applying the early repayment to the then latest scheduled repayment instalment(s) so as to reduce the term of the loan.

Default and Termination

6.1	The events listed in (a) to (k) below are called “Events of Default”. As soon as an Event of Default happens or at any time thereafter, by giving notice to you, the Bank may cancel any obligations if has to lend money to you and may also make the loan become repayable on demand. When the loan is repayable on-demand, you must repay the loan to the Bank together with all interest which has accrued on the loan and any other amounts owing under this agreement as soon as the Bank requests you to pay these amounts. The Bank may do this at the time the loan becomes repayable on demand or at any later time.

Events of Default

(a)	you fail to pay when due any indebtedness owed by you to the Bank,

(b)	you fail to comply with any other obligation or undertaking to the Bank or with the terms of any other agreement with the Bank or an event of default arises in connection with any other agreement with the Bank,

(c)	any representation or statement made by you to the Bank, whether or not in connection with this agreement, proves to have been incorrect or inaccurate when made or deemed made,

(d)	you fail to pay when due any indebtedness owed by you to another creditor or any of your creditors changes (or obtains the right to change) the original date on which that indebtedness is or was due to be paid to an earlier date as a result of your failure to comply with obligations in connection with that indebtedness,

(e)	any person with a legal claim takes possession or a receiver, administrator, custodian, trustee, liquidator or similar official is appointed of the whole or any part of your business or of any of the assets of your business or an administration application is presented or made for the making of an administration order or a notice of intention to appoint an administrator is issued by you or your directors or by the holder of a qualifying floating charge or notice of appointment of an administrator is filed by any person with the court or a judgment, decree or diligence is made or granted against you,

(f)	proceedings are commenced or a petition is presented or an order is made or a resolution is passed for your winding up or you are or become insolvent or you stop or threaten to stop payment of your debts generally or you are deemed by law unable to pay your debts or you of your directors convene or become obliged to convene a meeting of shareholders or creditors with a view to winding up or an application is made in connection with a moratorium or a proposal to creditors for a voluntary arrangement by you or you take any action (including entering negotiations) with a view to readjustment, rescheduling, forgiveness or deferral of any part of your indebtedness,

(g)	you cease or threaten to cease to carry on your business in the normal course or fail to maintain or breach any franchise, licence or right necessary to conduct your business or breach any legislation relating to your business, including but not limited to any applicable environmental protection laws,

(h)	the persons who now control you cease to have such control,

(i)	any guarantee, other security or other document or arrangement relied upon by the Bank in connection with the loan ceases to be continuing or ceases to remain fully effective or notice of discontinuance is received by the Bank or if the Bank reasonably believes that the effectiveness of any such document or arrangement is in doubt or if any provision of such document or arrangement is not complied with for any reason or any favourable tax treatment afforded to any pension policy or to any life policy held by or charged to the Bank ceases to be available,

(j)	any of the above events occur in relation to any parent or subsidiary or any guarantor of or other provider of security for the loan or, in the case of any individual that provides any guarantee or other security for the loan, a petition is presented for a bankruptcy or sequestration order against any such individual or any such individual dies or becomes incapable of managing his or her affairs because of any lack of mental capacity, or any action is taken in any jurisdiction which is similar or analogous to any of the above events in respect of you or any of the above mentioned parties, or

(k)	you fail or have failed to disclose to the Bank any important information that is relevant to the loan or the security required or you undertake or are subject to any action or occurrence which the Bank reasonably believes could place at risk the payment of any amount owing to the Bank.

Continuation of a LOAN AGREEMENT between

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6.2	If any Event of Default happens or anything happens that might lead to an Event of Default, you shall inform the Bank immediately.

6.3	If any amount payable in respect of this agreement is not paid when due (including any amount payable under this clause 6) you shall pay interest on that amount at the default rate from the date on which the amount was due until it is paid to the Bank. Interest, if unpaid, shall be added to the amount in default at monthly intervals. The default rate shall be the rate determined by the Bank to be 3% per annum higher than the rate of interest specified in the SPECIFIC TERMS AND CONDITIONS that would normally apply.

6.4	You shall indemnify the Bank against any costs incurred or losses reasonably sustained by the Bank as the result of any Event of Default happening or any failure by you to pay any amount demanded by the Bank, as a result of an Event of Default.

6.5	You shall also pay any costs and expenses reasonably incurred by the Bank in enforcing or perfecting any security for the loan and in enforcing or preserving its rights under this agreement.

Assignment and Securitisation

7.1	This agreement is for the benefit of the contracting parties, their respective successors and permitted assigns, The agreement does not and will not confer any benefit on or be enforceable by any third party (other than by any such successor or permitted assign).

7.2	The Bank may at any time and without any further consent agree or enter into a Transfer, although, without prejudice to any other type of transfer, no Transfer of the Bank’s obligations shall be effective until such time as the Transferee shall have confirmed that it is bound by the terms of this agreement. Following such confirmation you shall look only to the Transferee in respect of that portion of the Bank’s obligations transferred to the Transferee. You will not assign any of your rights or transfer any of your obligations under this agreement without the prior written consent of the Bank.

7.3	The Bank may disclose any information about you or any of your subsidiaries to its auditors for the time being, to any Transferee or potential Transferee, to any rating agency or listing authority, to any advisers of any such party or of the Bank and to any other person to whom the Bank believes it is reasonable to disclose such information in connection with any proposed Transfer. This may include information about your finances or the finances of any subsidiary, the loan and any security document relating to, or other document relied on by the Bank in connection with, this agreement.

7.4	You will co-operate with and assist the Bank to complete any proposed Transfer. In particular, you will assist the Bank in transferring the benefit of any security document given in connection with this agreement, whether that Transfer is to the Transferee or to a security trustee appointed by the Bank and/or the Transferee. The Bank will reimburse you for all legal and other out of pocket costs and expenses including any registration (or similar) fees incurred with the prior written agreement of the Bank in connection with requests made by the Bank pursuant to this clause 7.4.

Other

8.1	This agreement and any non-contractual obligations arising from or connected with this agreement shall be governed by English law and is subject to the jurisdiction of the English Courts. The Bank may take action against you in any other jurisdiction where proceedings may be lawfully commenced.

8.2	No delay or omission by the Bank in exercising any of its rights hereunder shall operate or be construed as a waiver, nor shall any single or partial exercise of any such right prevent any other or further exercise thereof or the exercise of any other right.

8.3	If the loan is to be borrowed, or if any payment becomes due from you, on a day which is not a business day then the amount concerned will be borrowed or, as the case may be, will become payable on the next business day. All payments from you are to be made without any set-off, deduction or withholding of any nature.

8.4	The Bank may use any credit balance there may be on any of your accounts towards payment of any amounts owed by you to the Bank under this agreement without notifying you beforehand, whether such credit balances are in sterling or any other currency or are deposited for fixed or determinable periods.

8.5	Unless otherwise agreed by the Bank you shall at all times during the term of this agreement keep a current account (or other account for the purposes of meeting all payments due to the Bank under and in connection with this agreement) with the Bank and all amounts from time to time due to the Bank under this agreement may be debited to that account. You shall keep enough money in the account (or ensure that there are sufficient funds available within any agreed overdraft) to meet all such payments as they become due. If you do not at any time maintain such an account with the Bank, the Bank may (without prejudice to its rights under clause 6.1 above) add to your loan account any interest that is to be paid by you but which is not paid on the date it is due for payment. The Bank may charge interest on any amount so added to the loan account.

8.6	Any security given to the Bank (whether given before the date on which this agreement is signed by the Bank or at any time in the future and whether or not specified in this agreement) shall, unless otherwise agreed by the Bank, be security not only for the loan but also for all other moneys and liabilities whether certain or contingent at any time due, owing or incurred by you to the Bank.

8.7

This agreement and all communications from you to the Bank in connection with this agreement and the loan (all of which are to be sent in writing to the Bank at the address given at the heading of this agreement or to such other address as the

Continuation of a LOAN AGREEMENT between

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Bank may from time to time advise) shall be signed on your behalf either in accordance with the mandate given by you to the Bank, or if requested by the Bank, in accordance with a specific resolution of your Board of Directors. All communications (whether given by you or by the Bank) relating to the loan and any change to this agreement shall be in English.

8.8	The Bank will not be liable for any loss, damage, interruption, delay or non-performance in connection with this agreement caused in whole or in part by events which are beyond the Bank’s reasonable control. This may include, for example, explosion, terrorism, war, riot or other civil disturbance or failure or interruption of any electronic communications system.

8.9	Any change to this agreement that is not permitted in this agreement must be made in writing and be signed by the contracting parties.

8.10	The SPECIFIC TERMS AND CONDITIONS and GENERAL TERMS AND CONDITIONS shall be read and construed as one agreement.

8.11	References in this agreement to:

an Act or any other statutory provision shall be deemed to mean and to include a reference to any amendment to or restatement of that Act or other provision for the time being in force.

the Bank includes its successors and assigns.

Base Rate means the official bank rate of the Bank of England from time to time. Base Rate may be varied (either up or down) at any time. If Base Rate changes, the change will be immediately reflected in the rate of interest charged on the loan. Notice of changes is currently displayed in UK branches of the Bank, on the Bank’s website (www.lloydstsbbusiness.com) and in a number of daily newspapers.

a business day means a day other than a Saturday or a Sunday on which banks are open for normal business in England and Wales.

control shall have the meaning given to it in Section 995 of the Income Tax Act 2007.

financial statement means at any particular time the latest consolidated annual balance sheet and profit and loss account (being audited or signed by an independent accountant if so required by law or by the Bank at any time and being prepared on the same basis, containing a similar level of detail and in accordance with the same accounting principles as, and for an accounting reference period consistent with, the latest such balance sheet and profit and loss account received by the Bank prior to the date on which this agreement is signed by the Bank) of you and your subsidiaries together with the notes to both.

loan means, at any particular time, the total amount which may be borrowed by you under this agreement or, if appropriate, the total amount which has been debited to the loan account and remains outstanding at such time. The loan may, at any time, include any interest, costs and charges added to the loan account in accordance with this agreement.

month means a calendar month.

parent and subsidiary shall have respectively the meaning given to parent undertaking and subsidiary undertaking in Section 1162 of the Companies Act 2006. During any period in which you do not have a subsidiary, all references to your subsidiaries shall be ignored and the relevant text read and construed accordingly.

Transfer means any assignment, transfer, securitisation or other disposal by the Bank of all or any of its rights or obligations under this agreement to any other person, the sale of any participation in any such rights or obligations to any other person, and any other transaction of any nature which has the effect of transferring the economic or credit risks or rewards of the Bank under or in connection with this agreement to any other person.

Transferee means any person to whom a Transfer is made or with whom a Transfer is entered into.

8.12	For the purposes of the financial covenants:

Net Worth shall mean at any particular time the aggregate of the amount paid up on your issued share capital (if you have any) and the consolidated distributable and non-distributable reserves of you and your subsidiaries but (a) after deducting the total of any debit balance on profit and loss account and the book value of goodwill and any other intangible assets, and (b) excluding any minority interests in subsidiaries and any increase in the valuation of assets subsequent to the date of the financial statement.

Use of Personal Information and Credit, Fraud and Identification Checks

When you apply to open an account, the Bank will check its own records for information on individuals who are Key Account Parties. “Key Account Parties” are individuals who are sole traders, proprietors, partners, directors, members, beneficial owners, trustees or other controlling officials of the business or organisation including signatories to the account. The Bank may also carry out a search through credit reference agencies on these individuals. The credit reference agencies will keep a record of this search and this record may be used by other organisations to verify their identities. The Bank may also check or share information with fraud prevention agencies to prevent fraud and money laundering.

When you apply for credit and credit related or other facilities, the Bank may carry out a search through credit reference agencies on you and/or Key Account Parties. The credit reference agencies will keep a record of this search whether or not the application proceeds. A record of the search on personal files will not be made available to other organisations. A record of the search on the business file will be made available to other organisations. The Bank may also check or share information with fraud prevention agencies to prevent fraud and money laundering.

When you have an account with the Bank, the Bank may disclose how you have run your account(s) to credit reference agencies. If you borrow and do not repay in full and on time, the Bank may tell the credit reference agencies. The Bank may make periodic

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searches of the Lloyds Banking Group records and credit reference agencies to manage your account(s) including to make decisions whether to continue or extend existing credit. The “Lloyds Banking Group” includes the Bank and a number of other companies using brands including Lloyds TSB, Halifax and Bank of Scotland, and their associated companies. More information on the Lloyds Banking Group can be found at www.lloydsbankinggroup.com. For these purposes “associated companies” includes Lloyds Banking Group plc and any subsidiary, affiliate or other firm directly or indirectly controlled from time to time by either Lloyds Banking Group plc or by the Bank.

The Bank may also check and share information with fraud prevention agencies to prevent fraud and money laundering.

If false or inaccurate information is provided or fraud is suspected, details may be passed to fraud prevention agencies and other relevant agencies.

If you or Key Account Parties ask, the Bank will tell you or them which credit reference and fraud prevention agencies it has used so you or they can get a copy of your or their details from these agencies.

This is a condensed guide to the use of your personal and business information by the Bank and at credit reference and fraud prevention agencies. If you would like to read full details of how data may be used, please visit the website at www.lloydstsb.com/commercial/customerdata or contact your relationship manager.

Preconditions Schedule

(1)	The Bank has received in form and substance acceptable to it a full appraisal of the Project, including a detailed cashflow of the Projected cost. The appraisal is to be prepared by a party acceptable to the Bank., and

(2)	The loan may be drawn down in amounts of no more than £200,000, provided that in respect to each drawing the Bank shall have first received confirmations (each in a form and from a party acceptable to the Bank) of all expenditure on the Project and written instructions from you specifying the account to which the proceeds are to be credited.

Security Schedule

(1)	an unlimited debenture from Molecular Profiles Limited,

(2)	a first legal charge from Molecular Profiles Limited over the freehold land and buildings at 8 Orchard Place, Nottingham Business Park, Nottingham, and

(3)	a deposit agreement incorporating a charge from Molecular Profiles Limited over a cash deposit in an amount of £1,000,000.

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You acknowledge having received, read and understood a copy of this agreement and, in consideration of the Bank agreeing to grant the loan, agree to the SPECIFIC TERMS AND CONDITIONS and to the GENERAL TERMS AND CONDITIONS set out above (together the “agreement”). You also acknowledge that this agreement comprises all the terms currently applicable to the loan and that no representation, warranty or undertaking has been made by the Bank in connection with the loan which is not set out in this agreement and, in deciding to enter into this agreement and to proceed with any transaction or project for which the loan has been sought, you recognise that the Bank has no duty to give you advice and you have not received or relied upon any advice given by the Bank.

Signed for and on behalf of Molecular Profiles Limited by

/s/ Nikin Patel	(signature)	/s/ Emma Gainford	(signature)
*Director		*Authorised Signatory

NIKIN PATEL	(name)	EMMA GAINFORD	(name)

Pursuant to a Resolution of the Board dated 6 JANUARY 2012 #

Date 6 JANUARY 2012

Signed for and on behalf of the Bank by

	#	This will be either the date of the account mandate, if an appropriate resolution is contained therein, or the date of a specific resolution passed in respect of this loan.
Manager/Authorised Signatory/
/s/ Leo Magee
	*	Delete as appropriate
Date

Important note:

This agreement creates legal obligations. Before signing you may wish to take independent advice.

www.lloydstsb.com

Please contact your relationship manager if you would like this agreement in Braille, large print or on audio tape.

The Bank accepts calls made though RNID Typetalk.

Calls may be monitored or recorded in case the Bank needs to check it has carried out your instructions correctly and to help improve its quality of service.

Lloyds TSB Bank plc Registered Office: 25 Gresham Street, London EC2V 7HN. Registered in England Number 2065

Authorised and regulated by the Financial Services Authority.

Version 30092011